UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 13, 2007

RedRoller Holdings, Inc.

(f/k/a Aslahan Enterprises Ltd.)
(Exact name of Registrant as Specified in its Charter)

Delaware	333-133987	98-0539667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Soundview Plaza
1266 East Main St.
 Stamford, CT 06902-3546
 (Address of Principal Executive Offices)

(203) 852 - 0100
(Registrant’s telephone number, including area code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K (this “Current Report”) contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to anticipated future events, future results of operations or future financial performance. These forward-looking statements include, but are not limited to, statements relating to our ability to raise sufficient capital to finance our planned operations, market acceptance of our technology and product offerings, our ability to attract and retain key personnel, our ability to protect our intellectual property, and estimates of our future cash expenditures. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. The “Risk Factors” section of this Current Report sets forth detailed risks, uncertainties and cautionary statements regarding our business and these forward-looking statements.

We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

EXPLANATORY NOTE

On October 17, 2007, Aslahan Enterprises Ltd., a Nevada corporation (“Aslahan”), filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada changing its name to “RedRoller Corp.” and increasing its authorized capital stock from 75,000,000 shares of common stock, par value $0.001 per share, to 200,000,000 shares of common stock, par value $0.001 per share, and 25,000,000 shares of preferred stock, par value $0.001 per share.  On October 22, 2007, pursuant to a Plan and Agreement of Merger dated October 22, 2007 (the “Migratory Merger Agreement”), Aslahan merged with and into its wholly-owned subsidiary RedRoller Holdings, Inc., a Delaware corporation (“Parent”).  On November 13, 2007, Parent entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with RedRoller, Inc., a privately-held Delaware corporation (“RedRoller”) and the parent company of Taylor Systems Engineering Corporation, a Michigan corporation (“TSE”), and RedRoller Acquisition Corp., a newly formed Delaware corporation and a wholly-owned subsidiary of Parent (“Acquisition Sub”). Upon the closing of the merger transaction contemplated under the Merger Agreement (the “Merger”), Acquisition Sub merged with and into RedRoller, and RedRoller, as the surviving corporation to the Merger, became a wholly-owned subsidiary of Parent. As a result of the Merger, Parent acquired the business of RedRoller and TSE, and will continue the existing business operations of RedRoller and TSE, its wholly-owned subsidiaries, as a publicly-traded company under the name RedRoller Holdings, Inc.

As used in this Current Report, all references to the “Company,” “we,” “our” and “us” refer to RedRoller Holdings, Inc., a Delaware corporation, and its wholly-owned subsidiaries RedRoller and TSE, after giving effect to the Merger, unless otherwise stated or the context clearly indicates otherwise.  The term “RedRoller” refers to RedRoller, Inc., a Delaware corporation, and its wholly-owned subsidiary Taylor Systems Engineering Corporation, a Michigan corporation, before giving effect to the Merger.

This Current Report contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and are qualified in their entirety by, reference to these agreements, all of which are incorporated herein by reference.

This Current Report is being filed in connection with a series of transactions consummated by the Company and certain related events and actions taken by the Company.  This Current Report responds to the following items on Form 8-K:

Item 2.01	Completion of Acquisition or Disposition of Assets.

THE MERGER AND RELATED TRANSACTIONS

The Migratory Merger.  On October 22, 2007, Aslahan merged with and into Parent (the “Migratory Merger”) pursuant to the Migratory Merger Agreement.  In connection with the Migratory Merger, Aslahan’s name was changed to “RedRoller Holdings, Inc.” and its state of incorporation was changed from Nevada to Delaware.  In addition, the Certificate of Incorporation and Bylaws of Parent became the Certificate of Incorporation and Bylaws of Aslahan and each share of common stock of Aslahan was exchanged for one share of common stock of Parent.

As a result of the Migratory Merger, the stockholders of Aslahan, whose rights were governed by the Articles of Organization and Bylaws of Aslahan and Nevada corporate law, became stockholders of Parent and, henceforth, their rights as stockholders shall be governed by the Certificate of Incorporation and Bylaws of Parent and Delaware corporate law.  Although the corporate statutes of Nevada and Delaware are similar, certain differences exist. Stockholders should refer to the Nevada General Corporation Law and the Delaware General Corporation Law to properly understand the application of these laws.

The Merger, Private Placement and Bridge Financing.  On November 13, 2007, Parent, RedRoller and Acquisition Sub entered into the Merger Agreement pursuant to which they completed the Merger.  As of the date of the Merger Agreement there were no material relationships between Parent or any of its affiliates and RedRoller or TSE, other than in respect of the Merger Agreement.

Pursuant to the terms and conditions of the Merger Agreement:

▪
At the closing of the Merger, (i) each share of RedRoller’s common stock, par value $0.01 per share (the “RedRoller Common Stock”), issued and outstanding immediately prior to the closing of the Merger was exchanged for the right to receive approximately .6589 shares of Parent’s common stock, par value $0.001 per share (the “Parent Common Stock”), and (ii) each issued and outstanding stock option to purchase shares of RedRoller Common Stock (collectively, the “Old Options”) was converted on the same basis into a stock option to purchase shares of Parent Common Stock (collectively, the “New Options”). The number of shares of Parent Common Stock issuable under, and the price per share upon exercise of, the New Options were calculated based on the terms of the Old Options, as adjusted by the conversion ratio set forth in the Merger Agreement. An aggregate of 10,230,940 shares of Parent Common Stock were issued to the holders of shares of RedRoller Common Stock and an aggregate of 7,999,928 shares of Parent Common Stock were reserved for issuance upon the exercise of the New Options.  In order to secure the indemnification obligations of the holders of RedRoller Common Stock under the Merger Agreement, 5% of the total shares of Parent Common Stock to which the holders of RedRoller Common Stock are entitled in exchange for their shares of RedRoller Common Stock in connection with the Merger will be held in escrow for a period of two years pursuant to an escrow agreement.  The Merger Agreement contains a post-closing adjustment to the number of shares of Parent Common Stock issued to the holders of RedRoller Common Stock under the Merger Agreement in an amount up to 2,000,000 shares of Parent Common Stock, issued on a pro rata basis, for any breach of the Merger Agreement by Parent discovered during the two-year period following the closing date of the Merger.

▪
Immediately prior to the closing of the Merger, pursuant to an Assignment and Assumption Agreement (the “Assignment and Assumption Agreement”), Parent transferred all of its operating assets and liabilities to Aslahan Web Services, Inc., a Nevada corporation and a wholly-owned subsidiary of Parent (“AWS”).  Thereafter, pursuant to a

Split-Off Agreement by and among Parent, Tina Sangha, a major stockholder of Parent (“Buyer”), AWS, and RedRoller (the “Split-Off Agreement”), Parent transferred all of the issued and outstanding shares of capital stock of AWS to Buyer (the “Split-Off”) in exchange for the cancellation of 8,000,000 shares of Parent Common Stock held of record by Buyer.  In addition, in connection with the Merger, 326,667 shares of Parent Common Stock held of record by Calico Capital Management, LLC (the “Calico Shares”) were cancelled, which left 5,533,333 shares of Parent Common Stock held of record by existing holders of Parent Common Stock.  These shares constituted the part of Parent’s “public float” prior to the Merger that will continue to represent the shares of Parent Common Stock eligible for resale without further registration by the holders thereof.   A copy of the Split-Off Agreement is attached as Exhibit 10.4 to this Current Report and is incorporated herein by reference.

▪
Contemporaneously with the closing of the Merger, Parent issued 1,764,706 units (the “Units”) to “accredited investors” (as that term is defined in Regulation D under the Securities Act) in a private placement transaction (the “Private Placement”) at a purchase price of $3.40 per Unit, which such Units consisted of an aggregate of 7,058,824 shares of Parent Common Stock and five-year redeemable warrants to purchase an aggregate of 1,764,706 shares of Parent Common Stock at an exercise price of $1.28 per share (the “Warrants”).  A copy of the form of Warrant is attached as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

▪
Upon the closing of the Merger, Tina Sangha resigned as the sole officer and director of Parent and simultaneously therewith a new board of directors was appointed. The new board of directors of Parent consists of four current members of the board of directors of RedRoller: William Van Wyck,  Robert J. Crowell, Terrance Quinn, and Ronald Rose.

▪	Each of Parent, RedRoller and Acquisition Sub provided and/or agreed to abide by customary representations and warranties, covenants and closing conditions in the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached as Exhibit 2.2 to this Current Report and is incorporated herein by reference.

In July and August 2007, to facilitate the completion of the Merger and to enable RedRoller to meet specific working capital requirements, certain investors provided bridge financing (the “Bridge Financing”) to RedRoller.  The Bridge Financing was evidenced by unsecured promissory notes convertible into shares of RedRoller Common Stock (the “Bridge Notes”) in the aggregate face amount of $1,250,000 which were scheduled to mature on December 31, 2007 and bore interest at a rate of 0.83% per month (or 10% per annum).  In connection with the Merger, the aggregate principal amount of the Bridge Notes and all accrued interest thereon converted into shares of Parent Common Stock at the rate of approximately $.6375 per share of Parent Common Stock which reflects a discount of 25% to the price at which shares of Parent Common Stock were sold in connection with the Private Placement.  A total of 2,018,944 shares of Parent Common Stock and 504,735 warrants to purchase shares of Parent Common Stock at an exercise price of $1.28 per share were issued to the holders of the Bridge Notes in connection with the Merger.

Following (i) the closing of the Merger, (ii) the closing of the Private Placement for aggregate gross proceeds to Parent of $6,000,000.40, (iii) the conversion of the Bridge Notes, and (iv) Parent’s cancellation of 8,000,000 shares of Parent Common Stock in connection with the Split-Off and the cancellation of the Calico Shares, (collectively, the “Transactions”), there were 24,842,041 shares of Parent Common Stock issued and outstanding. Approximately 41.2% of such issued and outstanding shares were held by the former holders of RedRoller Common Stock, approximately 28.4% were held by the purchasers of Units pursuant to the Private Placement, approximately 22.3% were held by the pre-Merger holders of Parent Common Stock and approximately 8.1% were held by the pre-Merger holders of converted Bridge Notes.

Pursuant to the terms of the Merger Agreement, the Old Options were exchanged for the New Options in accordance with the conversion ratio set forth therein. Immediately prior to the Merger, there were issued and outstanding stock options to purchase an aggregate of 12,141,436 shares of RedRoller Common Stock, which outstanding stock options were exchanged for stock options to purchase an aggregate of 7,999,928 shares of Parent

Common Stock in connection with the Merger. Neither Parent nor RedRoller had any other stock options or warrants to purchase shares of their respective capital stock outstanding immediately prior to the closing of the Merger. Parent has adopted an equity incentive plan and reserved 5,698,823 shares of Parent Common Stock for issuance as incentive awards to officers, directors, employees and other qualified persons in the future (inclusive of the shares of Parent Common Stock reversed for issuance upon the exercise of the stock options issued pursuant to the Merger that are intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)).

The shares of Parent Common Stock issued to former holders of RedRoller Common Stock in connection with the Merger, and the shares of Parent Common Stock and the Warrants issued to investors in connection with the Private Placement, were not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(2) and Rule 506 of the Securities Act and Regulation D promulgated thereunder which exempt transactions by an issuer not involving a public offering. In the Private Placement, no general solicitation was made by us or any person acting on our behalf.  The Units were sold pursuant to transfer restrictions, and the shares of Parent Common Stock and Warrants underlying the Units sold in connection with the Private Placement contain appropriate legends stating that such securities are not registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The Company agreed to pay Joseph Gunnar & Co., LLC (“JGUN”) (i) a cash fee equal to 9% of the aggregate proceeds of the Units sold through JGUN to retail investors in the Private Placement and 6% of the aggregate proceeds of the Units sold through JGUN to institutional investors in the Private Placement, and (ii) five-year redeemable warrants to purchase that number of shares of Parent Common Stock equal to 5% of the total shares of Parent Common Stock on which the cash fee is payable in clause (i) above at an exercise price of $1.28 per share, with registration rights covering the shares of common stock underlying the warrants (collectively, the “Placement Agent Fee”). A copy of the Placement Agent Agreement entered into by JGUN, Parent and RedRoller is attached as Exhibit 10.14 to this Current Report and is incorporated herein by reference.

Changes Resulting from the Merger. The Company intends to carry on RedRoller’s business as its sole line of business. The Company has relocated its executive offices to Soundview Plaza, 1266 East Main Street, Stamford, CT, 06902-3546 and its telephone number is (203) 852-0100.

The Merger and its related transactions were approved by the holders of the requisite number of shares of RedRoller’s capital stock pursuant to written consents dated prior to November 13, 2007. Under Delaware corporate law, RedRoller’s stockholders who did not vote in favor of the Merger may demand in writing, pursuant to the exercise of their appraisal rights, that RedRoller pay them the fair value of their shares. Determination of fair value is based on many relevant factors, except that a court may disregard any appreciation or depreciation resulting from the anticipation or accomplishment of the Merger. As of November 13, 2007, no holders of shares of RedRoller’s common stock had indicated their intention to seek appraisal of their shares.

Changes to the Board of Directors and Executive Officers. Upon closing of the Merger, Tina Sangha resigned as the then-current sole officer and director of Parent and was replaced by new officers and directors. Immediately following the closing of the Merger, our board of directors was reconstituted to consist of William Van Wyck, Robert J. Crowell, Terrance Quinn and Ronald Rose. Following the Merger, our officers consisted of the officers of RedRoller immediately prior to the Merger.

All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the board of directors and serve at the discretion of the board.

Accounting Treatment. The Merger is being accounted for as a reverse merger and recapitalization of the Company for financial accounting purposes. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Merger will be those of RedRoller and will be recorded at the historical cost basis of RedRoller, and the consolidated financial statements after completion of the Merger will include the assets and liabilities of Parent and RedRoller, historical operations of RedRoller and operations of Parent from the closing date of the Merger.

Tax Treatment. The Split-Off will result in taxable income to Parent in an amount equal to the difference between the fair market value of the assets transferred and Parent’s tax basis in the assets. Any gain recognized, to the extent not offset by Parent’s net operating losses carry-forwards, if any, will be subject to federal income tax at regular corporate income tax rates.

The parties to the Merger Agreement intend that the Merger shall be treated as a tax-free exchange under Section 368(a) of the Code.

Parent will continue to be a “small business issuer,” as defined under the Exchange Act, following the Merger.

DESCRIPTION OF OUR COMPANY

Aslahan was incorporated in Nevada on October 26, 2005 for the purpose of offering e-commerce gambling advice and information associated with horse racing via the Internet. On October 17, Aslahan filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada whereby it changed its name to RedRoller Corp.  October 22, 2007, pursuant to the Migratory Merger, Aslahan merged with and into Parent for the purpose of changing Aslahan’s name to “RedRoller Holdings, Inc.” and changing Aslahan’s state of incorporation from Nevada to Delaware.  Immediately prior to the closing of the Merger, pursuant to the Assignment and Assumption Agreement, Parent transferred all of its operating assets and liabilities to AWS.  Contemporaneously with the closing of the Merger, the existing assets and liabilities of Parent were disposed of pursuant to the Split-Off.

nFront LLC, a Delaware limited liability company (“nFront”), was originally formed in Delaware on August 30, 2004 for the purpose of establishing an internet-based comparison pricing service for shipping packages.  Pursuant to a Certificate of Conversion to Corporation duly filed with the Secretary of State of the State of Delaware on February 23, 2005, nFront was converted into RedRoller.

After the Merger, Parent, through its ownership of RedRoller, Inc., succeeded to the business of RedRoller as its sole line of business.

DESCRIPTION OF OUR BUSINESS

Immediately following the Merger, the business of RedRoller became the business of the Company.

Overview

We are a provider of an Internet-based, multi-carrier, integrated pricing comparison and shipping services system that gives its users the ability to compare pricing and shipping services from multiple parcel carriers and purchase such services over the Internet.  Our proprietary software platform, middleware and website (www.redroller.com) (collectively, the “RedRoller System”) then communicates a user’s selected service to the carrier electronically, which is then performed directly by the selected carrier.

We believe that the RedRoller System is unique as no web-based, low-cost multi-carrier computerized shipping system like it currently exists that communicates with carriers’ computer systems and completes a full transaction with carriers automatically, prints carrier authorized labels, including legal postage from the United States Postal Service (“USPS”), and actually deploys carrier’s vehicles (when requested by a user) for package pick-up.

Our initial software was released in beta format at no charge to users via www.redroller.com in June 2006. Based on feedback from beta customers, the RedRoller System has been substantially redesigned and enhanced to support monthly subscriptions fees targeted to be $15 to $20 per customer.  We intend to release the beta-version of the enhanced RedRoller System in the first quarter of 2008. We expect to generate revenue from subscription, transaction and/or other fees to users and third-party companies, including the possible sale of supplies and advertising and/or commissions on any associated sales made via click-through marketing.

The RedRoller System

The RedRoller System is designed to allow customers to input as little information as necessary yet receive the maximum number of shipping options and related services available per carrier. In essence, the RedRoller System is intended to provide a fully transparent pricing service with demonstrable cost versus benefits value, and is designed to be both highly usable and, importantly, to save our customers time and money.   Since the RedRoller System is provided under a subscription fee to its customers, we believe that its primary competition is the ostensibly “free” systems provided by the major carriers to their respective customers. While each carrier’s software system provides the ability to order the sponsoring carrier’s shipping services, management believes they were designed to eliminate the possibility of any competitive pricing comparisons and make it difficult for the carrier to be held accountable for shipping performance.

In addition to price comparison functionality, the RedRoller System is designed to incorporate similar functionality to the major carriers’ software platforms, including customer account billing, reporting, carrier performance analysis, spend by type of shipment and other value-added functions.  Once a user enters his/her existing account number of a specific carrier, that contract rate will be displayed alongside other service levels.  For customers without any contract rates, we expect to be able to easily allow customers to set up new contracts with carriers of their choice.  Although we designed the RedRoller System primarily for the Small and Medium Enterprises (“SME”) market and other businesses, our management expects that the RedRoller System can be used by individual users and companies of all sizes.

Traditional multi-carrier computerized shipping systems were developed for large companies to save money and increase efficiency by automatically selecting the best carrier for each shipment.  These enterprise systems are targeted outside of the SME sector and we believe they are cost justified only through the demonstrable return on investment they deliver when installed as integral systems to existing enterprise warehouse and distribution environments. The RedRoller System is designed to provide similar capabilities to users and businesses of all sizes by providing many of the value benefits associated with multi-carrier, behind–the-firewall enterprise computerized shipping systems.

Package Delivery Market Overview

According to the 15th Annual State of Logistics Report, which was sponsored by the Council of Logistics Management, “logistics costs accounted for 8.5% of the gross domestic product in 2004.”1 Companies and consumers in the U.S. spent more than $53 billion shipping parcels in 2004, a category defined by packages weighing between 2 and 70 pounds.2 The Package Delivery Market is largely serviced by four (4) national competitors: United Parcel Service of America, Inc. (“UPS”); FedEx Corp. (“FedEx”); the USPS; and, over the past several years, DHL International GmbH (“DHL”). In addition to these four carriers, there are numerous lesser known carriers offering regional and coast-to-coast services at highly competitive prices.

The ground parcel sector grew more competitive in the mid-1990’s following FedEx’s entry into this marketplace. FedEx changed its rate structure from a single nationwide rate to a zone rate to better compete with UPS for shorter-distance ground deliveries. UPS, in turn, marketed its next-day service to target FedEx’s core strength. FedEx continues to pursue UPS’s ground shipping business (as evidenced through the purchases of RPS, Inc. and Roberts Express, Inc.). In addition, DHL continues to aggressively target all sectors of its competitors’ package delivery services business since its entry into the U.S. market in 2003 via the acquisition of Airborne Express.

1 The Journal of Commerce, June 14-20, 2004.
2 Direct Communications Group, Alan Robinson, “Competition Within the United States Parcel Delivery Market,” 2003.

Recently, in an effort to increase revenue from small businesses and consumers, FedEx, UPS and DHL have offered branded retail packaging centers. DHL has retail counters in Office Max stores; FedEx has its own storefronts, as well ones located within their recently acquired Kinko’s locations; and UPS has acquired and re-branded Mail Boxes Etc. stores into UPS stores. These branded locations are part of an increasing effort by the major carriers to capture higher-profit SME customers without having to offer discounts.

DHL is owned by Deutsche Post World Net, which has committed $1.2 billion to its North American operations3, which amount includes a $150 million advertising campaign to further establish its presence in North America.

No private provider of package delivery services provides “universal”, all-encompassing service. Only the USPS delivers parcels everywhere, everyday, with published and uniform tariffs. But the USPS does not have the commercial flexibility of its competitors, as its rates and services are set by the US Postal Rate Commission.

Due to operating differences, private carriers provide varying service and price levels for areas where they maintain a strategic presence. For example, DHL’s ground service commits itself to faster transit times to many points in the Midwest from Chicago than UPS or FedEx but offers lower commitments out of Dallas, where its ground transportation network is limited. This is the reason that a regional shipping company/carrier can provide very competitive rates in certain areas versus others. For example, California Overnight charges $24.47 for delivery of an overnight 10-pound box within California before 10:30 a.m. the next day. For the same package, in the same geographic location, a national carrier’s rates start at $60.99.4 In the aforementioned example, a customer using the RedRoller System would save $25.07, or 53%, on a single transaction.

Internet Comparison Pricing

We believe that the eTravel and eFinance industries have spent substantial amounts educating the public on a common theme: “When businesses compete, you win.” We intend to modify this message to our particular application by conveying a similar notion that competing shipping carriers benefit consumers. We believe that continually increasing competition among shipping carriers will ultimately yield cost savings. Indeed, discount airlines, such as JetBlue and America West, were spawned by the application of new technology (by eTravel Sponsored Services, such as Orbitz and Travelocity) to the airline industry in the late 1990s.

We believe that the Internet allows consumers to reduce inefficiencies in markets that have traditionally been characterized by the presence of large numbers of geographically dispersed buyers and sellers in purchasing decisions that involve information that is not readily available or that change dynamically from day-to-day. We believe that the parcel shipping industry is a textbook example of a concentrated market sector that exhibits such characteristics, especially for SMEs.

Internet and commercial on-line services continue to emerge as significant ways for millions of businesses and individuals to share information and conduct business electronically. We believe a number of important factors have contributed to the growth of the on-line market and the available services that operate using the Internet, including:

▪	the proliferation and declining cost of personal computers;
▪	access to high speed broadband making commercial applications faster, easier and cheaper;
▪	the increased acceptance of the Internet as a means of selling on-line services;
▪	the adoption of on-demand, also referred to as hosted or remotely-hosted, software which can be utilized via the Internet becoming more and more widespread; and
▪	consumers and small businesses becoming comfortable with on-line credit card transactions.

3 Patrick Danner, The Miami Herald, Knight Ridder/Tribune Business News, June 26, 2004.
4 Overnight 10-pound box shipped from Los Angeles (90210) to San Francisco (94080).

Market Opportunity

SMEs spend $39.4 billion per year shipping parcels and mailing letters.5 We believe that businesses that sell products online are those most likely to utilize an on-line shipping system. According to the International Data Center, the number of small businesses that utilize eCommerce has been steadily increasing, and, as a group, they tend to spend more, in general.6 Currently, 22% of small businesses sell products via the Internet, an increase of 14% in the last 18 months. By comparison, SMEs that maintain an e-commerce presence spend an average of $724 per month on shipping, as opposed to a traditional SME that spends only about $407 per month. We estimate that the average SME could save thousands of dollars annually by using the RedRoller System. Given the economies of scale associated therewith, we expect that larger businesses could save even more.

Generally, pricing to ship packages varies depending on service levels. We believe that this variance in pricing and service levels creates a major market opportunity for the Company, as we display the variances in costs and value for all carriers on one screen. We believe that most businesses simply do not have an easy and efficient way to compare pricing for shipping packages, especially on one screen, and are therefore unaware of the potential savings. For example, depending on the service selected, a shipper can overpay anywhere from $2.56 to $15.01 to ship the same 10-pound package from Stamford, Connecticut, to Boston, Massachusetts, as shown below:

Service Modes and Rates for a 10 Pound Box Sent From Stamford, CT to Boston, MA Residential Delivery.
	Overnight	Overnight	Overnight
Carrier	Morning	By Noon	Afternoon	2 Days	1 - 5 Days
FedEx [1]	$34.51	—	$31.44	$19.75	$7.52

UPS [1]	$34.81	—	$31.72	$19.75	$10.08

DHL	$33.74	$30.24	$25.84	$15.15	$7.73

USPS	—	$45.25	—	$8.50

Eastern Connection	$27.34	—	—	—	—

Maximum Difference	$7.47	$15.01	$5.88	$11.25	$2.56
% Savings	22%	33%	19%	57%	25%
Source: Carriers. Medium Box: 13” x 11” x 2 1/2”. Shipped September 11, 2007.
Note 1: FedEx and UPS are included here as examples of savings and are not currently carriers that are displayed on www.redroller.com.

In the above example, the lowest rates are well distributed across the carriers depending on the service selected. Eastern Connection, a regional carrier, clearly has the best price for “Overnight Morning” service (by 9:00 am), and DHL wins on “Overnight by Noon.” Further, DHL is the lowest-price-provider for “Overnight Afternoon,” but USPS is the cheapest option for “2 Day” delivery.  FedEx provides the best value for “Ground.” Due to geographic proximity, the 1-5 day options above for FedEx, UPS and DHL are all guaranteed to arrive by the end of the next day. This creates an even greater savings opportunity among the next day delivery options. Users can save as much as $27.29 ($7.52 vs. $34.81) if the package can arrive by the next afternoon, rather than before 10:30 a.m.

The above table cannot quantify the value-added aspect of “convenience” to the user of the RedRoller System, and does not include the time and effort saved using the RedRoller System where all of the needed information to select the best value and complete a transaction is available on a single screen and transacted automatically.

Technology Evolution and Enablement

XML (Extensible Markup Language), an Internet-based communications technology standard, has come of age over the last two years and allows inter-operability between computer systems. XML effectively allows

5 IDC, “Shipping and Mailing in U.S. Small Businesses,” October 2003.
6 IDC, “Shipping and Mailing in U.S. Small Businesses,” October 2003.

disparate computer systems to communicate with each other easily and automatically. As with many proposed “new standards,” XML took many years to become accepted and only over the past year or so have companies started embracing it as the methodology to inter-communicate with systems that interact with their customers. Indeed, the RedRoller System could not have been viable until recently because the carriers themselves did not yet have the expertise (via XML) to connect efficiently to systems such as the RedRoller System. We believe that this evolution and recent maturity of the XML technology and serendipitous timing with DHL’s new competitiveness in the U.S. market have combined to make our business opportunity more attractive.

Services-Oriented Architecture

A Services-Oriented Architecture offers the ability to allow authorized third-party companies’ programs or applications to use the RedRoller System’s functionality as part of their own programs or applications. When functionality from a separate program is accessed via a web services protocol, authorized companies will be able to access and use the RedRoller System’s carrier pricing comparison engine and other shipping-oriented functionality. We believe that this development is material for the Company as it will potentially enable us to:  (i) license to other companies with other types of online applications that involve shipping products; and (ii) license our shipping pricing and services “engine” to online retailers as part of their online sales checkout process to allow customers to select their desired shipping method (and know their cost) and allow retailers/sellers to select a specific mark-up on shipping to reduce the number of ‘shopping cart abandonments’ (typically due to over-inflated shipping charges displayed at the very end of an online sales process). We believe that allowing users to select exactly the carrier and delivery dates desired would also decrease the amount of product support calls and related returns due to shipping issues.

Computerized Shipping Systems

Integrated computerized shipping systems exist for larger businesses with Enterprise Resource Planning (“ERP”) back-end systems and Warehouse Management Systems (“WMS”). These shipping systems integrate with a company’s ERP or WMS system and operate on a customer’s computer system, behind their ‘firewalls.’ Such systems generally range in price from $15,000 to hundreds of thousands of dollars. The only “free” computerized shipping systems available today are offered by the major carriers, such as FedEx and DHL, on their own sites, and those sites only display their owner’s respective rates. These “free” computerized shipping systems are offered by major carriers for their own services and often bear considerable hidden costs, commonly referred to as “accessorial” charges. Importantly, a “free” website made available by a major carrier typically takes away freedom of choice by providing only rates and services provided by the major carrier that provided the software system itself. While web-based rate comparison systems exist, they do not: (i) integrate with major carriers; (ii) have the ability to enable actual package shipping, as they are not designed for that purpose; or (iii) allow the user to print authorized computerized bar coded package labels directly from their desktop or work area.

As would be expected, small businesses and consumers will typically purchase shipping services directly from a major carrier using their ostensibly “free” systems. The trade-off, however, is that pricing comparisons are not possible from any “free” carrier-based system. With the explosion of eCommerce and the reliance on just-in-time delivery of goods, we believe there is a significant need for an easy-to-use, multi-carrier integrated pricing comparison shipping system made available with no upfront costs and a very low monthly subscription fee.

Value Proposition

We aim to provide value to our customers through user convenience and a reduction in shipping costs by providing comparison pricing for a selection of various carriers’ parcel shipping services. A poll conducted by the Forrester Group of almost 6,000 on-line shoppers revealed that 82% of respondents view “shipping costs” as important to their buying decision.7 Individual carrier software systems do not provide multi-carrier capabilities and commercial, third-party computerized shipping systems are, our management believes, too expensive for SMEs to be utilized in a typical SME environment. The RedRoller System is designed for businesses as an on-demand service and only requires a web-browser and printer to utilize, yet provides many of the value benefits associated with expensive computerized shipping systems.

7 Internetnews.com, Jupitermedia Corp., “Free Delivery Here to Stay, Research Firm Says,” January 4, 2000.

We aim to provide added value through:

Competitive Rate and Pricing Comparisons.  Using the RedRoller System, customers can select and search multiple carriers while the RedRoller System automatically evaluates, compares and displays the customer’s pricing (for that carrier), specifies service levels, and enables users to select the best “value,” based upon the user’s delivery time versus cost requirements. We believe that these comparisons can exhibit significant cost differentials as each carrier typically has a specific niche service in which it is more competitive. UPS is known to be competitive on ground shipments, while the USPS is more competitive on lighter weight and residential packages. FedEx, on the other hand, is usually more competitive on national overnight shipments, while DHL offers significant discounts to acquire customers. Depending on the specific size, weight, delivery region and desired service, any one of the major carriers or even a regional carrier might have the best price. In Computerized Shipping Systems: Increasing Profit and Productivity Through Technology, the author (Mark Taylor, the Company’s Chief Logistics Officer), states that “in fact, more than 70% of shippers overpay anywhere from 20% to 80% by not comparing services and rates.”8

Competitive Service Shopping.  Carriers have developed company specific, often confusing “jargon” that leads the customer to sometimes select an unnecessary service associated with the actual service level required. We believe that the RedRoller System will save its customers money through its method of evaluating and comparing various carriers’ service offerings. Major carriers’ shipping terms, such as “Next Day,” “Next Day Early Morning,” “Standard Overnight,” “Priority Overnight,” “First Overnight,” “Next Day Air Saver,” refer to various carrier services that will generally have a package delivered within the same small hourly window, if not earlier than a premium priced service. We believe that this carrier jargon often causes confusion, and the customer may make a buying decision based upon the term itself, not necessarily the required level of delivery “urgency.”  We believe that the RedRoller System will enable customers to price and compare a carrier’s service based on a wide range of parameters, including the day and time of delivery. These choices include delivery time, day of week and cost – all in common language that is easy to understand. As a quick comparison, a 15 pound package shipped from New York City to Los Angeles will display a price range between $62.04 and $117.81,9 all of which are next day services. An unaware customer looking for overnight service could easily have chosen the premium choice and paid in excess of $50.00 more for a service level that was unnecessary.

Reporting.  We provide a consolidated reporting module for retrieval of historical customer shipment archives, profiles and tracking information, regardless of which carrier was selected at the time of shipment. This reporting functionality provides specific information as to type of service selected, time of delivery, cost of shipment and size and quantity of packages. We believe that this functionality, which we expect to enhance continuously, is valuable for users to improve service levels to their customers and provide the basis for carrier performance auditing.

Reduction of Carrier Accessorial Charges.  A significant portion of package shipping costs for businesses, especially SMEs, is what is known in the industry as “accessorial charges,” which represent an increasing source of revenue for the carriers but increase costs for businesses. These charges are billed to the customer for “accessories,” of which the customer may not be aware. We believe that charges for address corrections, residential deliveries, deliveries to remote and rural areas, invalid account numbers, and other charges, can add substantially to the price initially quoted. Management believes that many carriers purposefully hide surcharges, which are added to the total invoice after the fact but are not included in the base price that was quoted.

We expect to address this problem by substantially reducing input errors and notifying consumers of accessorial fees before they commit to the charges. We believe that this value-added benefit, inherent in the RedRoller System, will significantly reduce accessorial charges that might otherwise have been unknowingly incurred by the user.

8 Mark A. Taylor, Computerized Shipping Systems: Increasing Profit and Productivity Through Technology, Michigan: Angelico and Taylor, Inc., 2000, p.86.
9 15 pound package shipped from New York City (10028) to Los Angeles (90012).

Sales and Marketing Overview and Methodology

SMEs, our primary target market, comprise almost half of the total package delivery market. There are approximately 7.9 million small businesses that spend approximately $24 billion on overnight and ground delivery services.10  According to International Data Corp. (“IDC”), each SME spends about $407 per month, of which $240 is ground delivery and $170 is overnight delivery. SMEs engaged in e-commerce tend to spend considerably more on shipping. Small firms selling on-line spend an average of $724 per month on shipping, of which $394 is ground delivery and $330 is overnight.

Our secondary business market is larger companies (defined as all businesses that do not have an ‘enterprise’ computerized shipping system), of which we estimate there are more than one million in the U.S.

The size of the major international markets (U.S. to the European Union (“EU”), intra-EU, EU to Asia and intra-Asia) is substantial and we intend, as soon as is practicable commencing in 2008, to establish ourself in one or more of these markets, through strategic partners or directly as necessary, which we believe will minimize the potential emergence of international competitors.

Our marketing strategy is focused on building awareness and interest in the Company and the RedRoller System through multi-channel marketing programs targeting SMEs beginning in the first quarter of 2008. We expect that marketing programs will include public relations outreach, paid search engine marketing (SEM) with companies such as Google, Yahoo!, MSN and other search engines, natural search optimization (SEO) and co-marketing alliances with companies that can extend our reach into the SME markets. We intend to offer a ‘free trial’ subscription offer for site visitors and will seek to convert trial customers to paid customers during the free trial period.  Conversion marketing (visitor-to-trial customer and trial customer-to-paying customer conversion) will also play an important role in our customer acquisition strategy.  We also intend to test direct marketing, print advertising and telemarketing programs.

We also intend to actively pursue the formation of strategic partnerships to begin positioning our services to companies that may benefit from adding value by allowing their customers to select a desired shipping carrier (and related cost) directly in real time as part of the online checkout process and to other companies with other types of online applications that involve shipping products.

With the introduction of international shipping functionality in 2008, we intend to begin to expand our activities internationally, either through partnerships and/or joint ventures or directly by international representatives.

Barriers to Entry

We believe that the introduction of our subscription based model will create a “first mover” advantage with substantial competitive barriers to entry for anyone attempting to provide a similar service.

The RedRoller System. We believe that, in order for a competitor to emerge, it must develop a competitive model and build a complex system based upon underlying middleware software systems obtained through in-house development, acquisition, or source code license (of an existing computerized shipping system). Based on the time, money, experience and effort required, we estimate that it would take an experienced and focused software team approximately one to two years to build a multi-carrier software system (obviously excluding any single carrier system), that prints bar-coded authorized carrier labels. This also assumes a company could gain approval to print legal postage from the USPS via one of the three entities authorized by the USPS.  We believe that the barrier to acquisition of a similar technology would also include the time and expense of purchasing a computerized shipping system company with a behind–the-firewall system, converting it to a web-based system and then offering it for far less than their existing system.

10 IDC, “Shipping and Mailing in U.S. Small Businesses,” October 2003.

USPS and PSI Systems, Inc., providers of Endicia® Internet Postage. The USPS is one of four major competitors in the Package Delivery Market. Only three companies are authorized to legally print USPS postage labels: Pitney Bowes, PSI Systems, Inc., providers of Endicia® Internet Postage which was recently acquired by Newell Rubbermaid Inc. (which also owns DYMO Corporation), and Stamps.com. We have a relationship with Endicia dating from our beginnings, and, under a renewable three-year agreement, Endicia’s system provides USPS shipping labels for the Company. In addition, we have met with the Postmaster General and are engaged in preliminary discussions with the USPS regarding its support for our website.

Competition

We believe that our main competition at this time is multi-carrier shipping software that is available for sale by large companies, which typically requires consultants to integrate a computerized shipping system with a company’s back-end computer system.

The major carriers offer their own free Internet systems that display only their pricing. We believe that few customers realize that these carrier-specific systems inhibit an individual’s ability to compare rate pricing and service levels. We believe that virtually all Internet carrier-based ordering systems are designed to entangle the customer electronically to generate additional margin for the carrier and promote fees that maximize revenues to the carrier instead of the customer. We believe that these systems also lack any pricing or value comparison to other carriers’ systems. Based on our feedback from beta customers, we believe that SMEs are price sensitive and typically do not have the technical expertise to set up a computerized shipping system that integrates with their back-end computer system.

The two largest companies offering computerized shipping systems are Pitney Bowes (NYSE: PBI) and Kewill (London: KWL). Both companies claim to be market leaders, and we currently anticipate that  neither company would likely change its business model from selling large software licenses with recurring annual support fees to offering a free Internet-based solution like the RedRoller System.

Employees

We have 18 full-time employees. None of our employees are represented by a labor union and we believe that our relations with our employees are good. We also utilize a number of consultants to assist with research and development and commercialization activities. We believe that our future success will depend in part on our continued ability to attract, hire and retain qualified personnel.

Facilities

Our headquarters, located in Stamford, Connecticut, consists of approximately 5,100 square feet of office space that we lease at the current rate of $111,000 per annum under a three-year lease agreement that currently runs through October of 2010.

TSE’s headquarters, located in Plymouth, Michigan, consists of approximately 1,368 square feet of office space that TSE leases at the current rate of $12,000 per annum under a one-year lease agreement that currently runs through July of 2008.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following management’s discussion and analysis should be read in conjunction with the other sections of this Current Report and the financial statements and related notes thereto attached to this Current Report as Exhibits 99.1 and 99.2.  Some of the information contained in this management’s discussion and analysis, including information with respect to our plans, objections, expectations and strategy for its business and related financing, contains forward-looking statements that involve risks and uncertainties. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect” and the like, and/or future tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements in this Current Report. You should read the “Risk Factors” section of this Current Report for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this Current Report.

As a result of the Transactions and the change in business and operations of the Company from a provider of Internet-based gambling advice and information associated with horse racing to an Internet-based comparison pricing service for shipping packages, a discussion of the past financial results of Aslahan is not pertinent, and the financial results of RedRoller, the accounting acquirer, are considered the financial results of the Company on a going-forward basis.

The discussion and analysis of RedRoller’s financial condition and results of operations are based on RedRoller’s financial statements which RedRoller has prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires RedRoller to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported revenues and expenses during the reporting periods. On an ongoing basis, RedRoller evaluates such estimates and judgments, including those described in greater detail below. RedRoller bases its estimates on historical experience and on various other factors that RedRoller believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Introduction and Overview

RedRoller was originally formed on August 30, 2004 as a limited liability company under the name nFront, LLC in the State of Delaware. On February 23, 2005, nFront was converted to a corporation in the State of Delaware and concurrently changed its name to RedRoller, Inc. RedRoller acquired TSE on December 31, 2005. TSE sells and installs shipping systems software that integrates customers systems with shipping carriers’ software and provides maintenance of such software.

The RedRoller System was designed to make shipping packages simple and to save users time and money. The RedRoller System is designed to bring package shipping pricing transparency to businesses and to provide functionality that is similar to familiar eTravel systems, such as Travelocity, Expedia and Orbitz where prices and various levels of available services from multiple vendors are displayed for selection.

RedRoller’s on-demand software platform is accessed via the Internet and designed to allow customers to compare various carriers’ rates and select the best available value which meets their shipping needs, thereby saving money when shipping packages. Once registered, a user can complete a package or overnight letter shipment in just a few clicks of a mouse. The RedRoller System evaluates numerous shipping parameters and carrier service attributes and displays dynamic pricing, options for pickup, insurance costs and the availability (based on geography, time and other factors) of selected carriers’ shipping services. The RedRoller System then allows users to select a shipping carrier based on cost, balanced with the user’s required delivery day and time, arrange for package pickup or drop-off (with an optional location map available), and print authorized bar-coded shipping labels for each listed carrier, including legal postage for the USPS.  After preparing a package with the RedRoller System, a user simply attaches the authorized computerized shipping label to the package to be shipped. If a carrier pick-up was selected, the carrier will pick up the package from the user’s location or alternatively, the user drops the package at a local drop-off location for that carrier. The RedRoller System also provides various value-added functions for business users, including insurance options, package tracking and shipping reports.

The RedRoller System was released in ‘beta’ format in June 2006.  Based on feedback from such beta users, we have designed and intend to launch the subscription version of the RedRoller System in the first quarter of 2008.  Our subscription model version will be introduced to users for a monthly subscription fee, which will give users unlimited access to the RedRoller System using their existing contract rates with carriers while also providing various value add functionality.

We also intend to expand our capabilities (and its market) in the future  by integrating the RedRoller System inside third-party applications, such as small business accounting platforms, thereby allowing customers using those applications to transparently process shipping transactions using our proprietary technology. This integration into third-party applications is intended to generate customers by providing access to large, captive customer bases (that can use the RedRoller System’s shipping functionality) as an integral part of applications they already use day-to-day.

Our initial target customers in the U.S. are businesses, primarily the SME market, which, according to International Data Corporation, is comprised of more than 7.9 million businesses with less than 100 employees that do not have an in-house computerized shipping system and for which we believe shipping is a labor intensive, time consuming and inefficient process. We intend to subsequently focus our future product development on larger businesses and on the international market(s).  Domestically, we intend to address the needs of companies with shipping needs that extend beyond warehouse-based product distribution to mobile workforce and desktop or office-based package services. We believe these enterprise customers will be receptive to an economical, desktop based software platform for “front office” employees.

Excluding the majority of TSE’s business, our financial model is similar to other Internet-based businesses that introduced their basic product platform to users as a “free” sponsored service and later transitioned to a subscription-based model. We attribute much of the initial success of such companies to the fact they did not charge the user for their initial product platform during beta development.   Our beta stage revenues have been generated from www.redroller.com, our beta software platform, which has generated revenues through margin on certain carriers’ shipping charges, specifically DHL. Subsequent to the introduction of subscription services in the first quarter of 2008, we expect to generate revenues through subscription, transaction and/or other fees to third party companies and users. As usage and traffic on the www.redroller.com website expand, we anticipate the potential of other revenue generating opportunities including, but not limited to, advertising and sales agent commissions on products sold by the Company and by other companies via “click-through” marketing.

In addition to USPS (via Endicia) and DHL, which are currently interfaced into the RedRoller System, FedEx approved our application to become a Custom Solutions Provider (“CSP”) during June 2007. We were subsequently authorized as a CSP on September 28, 2007.

Results of Operations

The following table sets forth items of operating results for the six months ended June 30, 2007 and 2006 and the fiscal years ended December 31, 2006 and 2005:

	SIX MONTHS ENDED JUNE 30,		YEAR ENDED DECEMBER 31,

	2007	2006	2006	2005
NET SALES	$627,292	$254,771	$778,489	$7,117
Gross Profit	255,768	179,580	349,624	6,838

Salaries and Benefits Expense (including stock-based compensation expense of $746,799 and $1,720,650 for the six months ended June 30, 2007 and 2006, respectively, and $3,213,615 and $0 for the years ended December 31, 2006 and 2005, respectively)	1,788,289	2,329,468	5,126,815	240,184

Research and Development Expenses	–	1,379,111	1,379,111	87,770
Selling; General and Administrative Expenses (including stock-based compensation expense of $347,058 and $136,133 for the six months ended June 30, 2007 and 2006, respectively, and $314,637 and $2,264,985 for the years ended December 31, 2006 and 2005, respectively)	1,097,777	1,021,037	2,811,165	3,017,233

Loss from Operations	(2,630,298)	(4,550,036)	(8,967,467)	(3,338,349)

Other Income (Expense)	4,279	9,846	17,953	(16,192)

Net loss	(2,626,019)	(4,540,190)	(8,949,514)	(3,354,541)

Convertible Preferred Stock Deemed Dividends	(1,297,954)	–	–	–

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(3,923,973)	$(4,540,190)	$(8,949,514)	$(3,354,541)

Six Months Ended June 30, 2007 Compared to the Six Months Ended June 30, 2006

Prior to June 2006, we had minimal operations and incurred substantial research and development expenses in the development of the RedRoller System.  Our results of operations reflect the release of the RedRoller System in ‘beta’ format in June 2006 and revenues attributable to TSE of $244,228.

Net Sales.  Net sales for the six months ended June 30, 2007 increased to $627,292 from $254,771 for the six months ended June 30, 2006, an increase of $372,521, or 146%, primarily due to revenues generated by the introduction of the RedRoller System to ‘beta’ users in June 2006 and revenues earned from sales of software and maintenance contracts.  Sales from the introduction of the RedRoller System amounted to approximately $10,500 for the six months ended June 30, 2006 compared to approximately $290,200 for the six months ended June 30, 2007. Sales from software and maintenance contracts amounted to approximately $50,200 for the six months ended June 30, 2006 compared to approximately $155,000 for the six months ended June 30, 2007.

Gross Profit.  Gross profit for the six months ended June 30, 2007 increased to $255,768 from $179,580 for the six months ended June 30, 2006, an increase of $76,188, or 42%. Our gross profit percentage decreased to 41% for the six months ended June 30, 2007 from 70% for the six months ended June 30, 2006. The change in our gross profit is primarily due to lower margin revenues generated by the introduction of the RedRoller System to ‘beta’ users in June 2006, as noted above.  Our cost of sales is mainly a function of the pricing to ship packages and varies depending on service levels. Each carrier can exhibit significant cost differentials as each carrier typically has a specific niche service in which it is more competitive. Depending on the specific size, weight, delivery region and desired service, any shipping carrier might have the best price. As such, the weighted mix of our cost of sales and the mark-up related to these cost components may vary significantly from service to service based on the type and scope of the service being provided.

Salaries and Benefits Expense. Salaries and benefits expense decreased from $2,329,468 for the six months ended June 30, 2006 to $1,788,289 for the six months ended June 30, 2007, a decrease of $541,179 or 23%, primarily due to a decrease in stock-based compensation expense attributable to employee stock options.  Employee stock-based compensation expense decreased from $1,720,650 for the six months ended June 30, 2006 to $746,798 for the six months ended June 30, 2007, a decrease of $973,852, or 57%. Under applicable accounting literature, we are required to estimate and record the fair value of share based payments that we make to our employees by developing assumptions regarding expected holding terms of stock options, volatility rates, and expectation of forfeitures and future vesting that can significantly impact the amount of compensation cost that we recognize in each reporting period.

Offsetting the decrease in salaries and benefits was an increase in technical salaries. During the planning and development phase of the RedRoller System, technical salaries of approximately $465,000 were classified as research and development expenses during the six months ended June 30, 2006. As a result of the RedRoller System achieving technological feasibility in June 2006, such expenses are no longer classified as research and development and are included in salaries and benefits for the six months ended June 30, 2007.

Research and Development Expenses.  Research and development expenses for the six months ended June 30, 2007 decreased to $-0- from $1,379,111 for the six months ended June 30, 2006, a decrease of $1,379,111, or 100%. The six months ended June 30, 2006 includes costs incurred during the planning and development phase of the RedRoller System that were charged to research and development which include  personnel expenses, outside services, production software licenses, production hardware and hosting costs. In June 2006, upon attainment of technological feasibility of the RedRoller System, such costs were no longer expensed as research and development expenses, but capitalized as part of direct costs incurred during the development phase of the RedRoller System.

Selling, General and Administrative Expenses.  Selling, general and administrative expenses for the six months ended June 30, 2007 increased to $1,097,777 from $1,021,037 for the six months ended June 30, 2006, an increase of $76,740, or 8%, primarily due to lower marketing expenditures of approximately $408,900. We incurred significant marketing expenses during the six months ended June 30, 2006 in anticipation of the introduction of the RedRoller System to ‘beta’ users. Offsetting the decrease in marketing expenses was an increase in stock-based compensation expense attributable to non-employee stock options of approximately $210,900. As noted above, under applicable accounting literature, we are required to estimate and record the fair value of share based payments that we make to non-employees by developing assumptions regarding expected holding terms of stock options, volatility rates, and expectation of forfeitures and future vesting that can significantly impact the amount of consulting expense that we recognize in each reporting period.

In addition, technology expenses increased by approximately $100,900 from June 30, 2007 to June 30, 2006 and other general and administrative expenses increased by approximately $169,600 from June 30, 2007 to June 30, 2006. Such increases were the result of the additional support and services needed due to the increase in our operations and introduction of the RedRoller System in June 2006.

Loss from Operations.  Loss from operations for the six months ended June 30, 2007 decreased to $2,630,298 from $4,550,036 for the six months ended June 30, 2006, a decrease of $1,919,738, or 42%.

Other Income (Expense).  Other income (expense) for the six months ended June 30, 2007 decreased to $4,279 from $9,846 for the six months ended June 30, 2006, a decrease of $5,567, or 57%. The six months ended June 30, 2007 includes a gain on the extinguishment of debt related to a note payable of $8,674, offset by interest expense related to certain convertible notes and a note payable. The six months ended June 30, 2006 includes interest income of $9,846 earned mainly on our money market and investment accounts.

Convertible Preferred Stock Deemed Dividends.  Convertible preferred stock deemed dividends for the six months ended June 30, 2007 of $1,297,954 represents the effect of a change in the conversion option prices embedded in RedRoller’s shares of Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), and Series B(1) Convertible Preferred Stock, par value $0.01 per share (the “Series B(1) Preferred Stock”), that were triggered under contractual anti-dilution provisions.

Net Loss Attributable to Common Stockholders.  As a result of the above, net loss for the six months ended June 30, 2007 decreased to $3,923,973 from $4,540,190, for the six months ended June 30, 2006, a decrease of $616,217, or 14%.

Year Ended December 31, 2006, Compared to the Year Ended December 31, 2005

Net Sales.  Net sales for the year ended December 31, 2006 increased to $778,489 compared to $7,117 for the year ended December 31, 2005, an increase of $771,372, primarily due to the acquisition of TSE and revenues generated by the introduction of the RedRoller System to ‘beta’ users in June 2006.  Revenues attributable to the operations of TSE amounted to approximately $562,300 for the year ended December 31, 2006.

Gross Profit.  Gross profit for the year ended December 31, 2006 increased to $349,624 from $6,838 for the year ended December 31, 2005, an increase of $342,786. Our gross profit percentage decreased to 45% for the year ended December 31, 2006 from 96% for the year ended December 31, 2005. The change in our gross profit is primarily due to the acquisition of TSE and revenues generated by the introduction of the RedRoller System to ‘beta’ users in June 2006, as noted above.  Our cost of sales is mainly a function of the pricing to ship packages and varies depending on service levels. Each carrier can exhibit significant cost differentials as each carrier typically has a specific niche service in which it is more competitive. Depending on the specific size, weight, delivery region and desired service, any shipping carrier might have the best price. As such, the weighted mix of our cost of sales and the mark-up related to these cost components may vary significantly from service to service based on the type and scope of the service being provided.

Salaries and Benefit Expense. Salaries and benefits expense increased to $5,126,815 for the year ended December 31, 2006 from $240,184 for the year ended December 31, 2005, an increase of $4,886,631. The increase was primarily due to stock-based compensation expense attributable to employee stock options of $3,213,615, salaries and benefits from the acquisition of TSE of approximately $348,700, as well as salaries and benefits from the addition of personnel and associated costs to support the introduction of the RedRoller System.

Selling, General and Administrative Expenses.  Selling, general and administrative expenses for the year ended December 31, 2006 decreased to $2,811,165 from $3,017,233 for the year ended December 31, 2005, an decrease of $206,068, or 7%. The decrease was mainly due to a decrease in stock-based compensation expense attributable to non-employee stock options of approximately $1,950,300. Partially offsetting such decrease, were increases in marketing expenses of $875,400, general and administrative expenses of $733,500, expenses related to TSE of $130,000 and technology expenses of $5,400. Such increases were the result of the promotion and introduction of the RedRoller System to ‘beta’ users in June 2006, as well as the acquisition of TSE.

Research and Development Expenses.  Research and development expenses for the year ended December 31, 2005 increased to $1,379,111 from $87,770 for the year ended December 31, 2005, an increase of $1,291,341.  Costs incurred during the planning and development phase of the RedRoller System are charged to research and development and primarily consist of personnel expenses, outside services, production software licenses, production hardware and hosting costs. In June 2006, upon attainment of technological feasibility of the RedRoller System, such costs were no longer expensed as research and development expenses, but capitalized as part of direct costs incurred during the development phase of the RedRoller System.

Loss from Operations.  Loss from operations for the year ended December 31, 2006 increased to $8,967,467 from $3,338,349 for the year ended December 31, 2005, an increase of $5,629,118, or 169%.

Other (Expense) Income.  Other income for the year ended December 31, 2006 amounted to $17,953 compared to other expense of $16,192 for the year ended December 31, 2005. The year ended December 31, 2006 includes interest income of $17,116 earned mainly on our money market and investment accounts. During the year ended December 31, 2005, we recorded interest expense in the amount of $16,715 in connection with the issuance of promissory notes convertible into Series A Preferred Stock.

Net Loss.  As a result of the above, net loss for the year ended December 31, 2006 increased to $8,949,514 from $3,354,541 for the year ended December 31, 2005, an increase of $5,594,973, or 167%.

Liquidity and Capital Resources

RedRoller incurred a net loss of $2,626,019 for the six months ended June 30, 2007, which includes $1,093,857 of non-cash charges relating to stock-based compensation expense. RedRoller incurred a net loss of $8,949,514 for the year ended December 31, 2006, which includes $3,528,252 of non-cash charges relating to stock-based compensation expense.  At June 30, 2007, RedRoller’s accumulated deficit amounted to $16,170,071. RedRoller also had cash and cash equivalents of $845,496 and a working capital deficiency of $1,152,435 at June 30, 2007.

RedRoller received total gross proceeds of $3,999,999 (net proceeds of $3,970,893 after payment of $29,106 in transaction expenses) in a private placement of 2,684,563 shares of Series A Preferred Stock completed during the year ended December 31, 2006.  Investors in this transaction deposited $465,000 of proceeds during the year ended December 31, 2005.  During the year ended December 31, 2006, RedRoller also received gross proceeds of $1,603,621 (net proceeds of $1,574,334 after the payment of $29,287 in transaction expenses) in a private placement of 751,715 shares of Series B(1) Preferred Stock. During the year ended December 31, 2005, RedRoller received $1,044,989 from the issuance of convertible notes that the holders exchanged for 923,221 shares of Series A Preferred Stock on December 15, 2005. The aforementioned proceeds of the equity and debt financing transactions have enabled RedRoller to sustain operations while executing its business plan.

During May and June 2007, RedRoller completed a $500,000 convertible note offering at $0.15 per share, representing approximately 15% of our voting interest on an if-converted basis at the time of the transaction.

In addition, during the six months ended June 30, 2007, RedRoller received $298,000 from issuances of notes and $596,379 from the sale of shares of Series B(1) Preferred Stock. RedRoller also received $750,000 of deposits from investors for which note agreements were executed in July 2007. In August 2007, RedRoller received an additional $1,000,000 from issuances of convertible notes.

Our ability to continue its operations is dependent upon its ability to raise additional capital and generate revenue and operating cash flow through the execution of its business plan.  We currently have designed and intend to launch the subscription version of the RedRoller System in the first quarter of 2008.  Our subscription model version will be introduced to users for a monthly subscription fee, which will give users unlimited access to the RedRoller System and automatically use each business’s contract rates with each carrier.

The Merger is being accounted for as a reverse merger and recapitalization of RedRoller into Parent. Subsequent to the closing of the Merger, Parent will continue RedRoller’s operations. Simultaneously with the Merger, we sold 1,764,706 Units in connection with the Private Placement for aggregate gross proceeds of $6,000,000.40.

Although management believes our current level of working capital, as well as the funds we expect to generate from operations, will enable us to sustain the business for the next twelve months, we may need to secure additional funding in order to meet our cash flow needs. There can be no assurance that funding will be available to us at the time it is needed or in the amount necessary to satisfy our needs, or that if funds are made available, that they will be available on terms that are favorable to us. If we are unable to secure financing when needed, our business may be materially and adversely affected, and we may be required to curtail our operations, suspend the pursuit of our business plan, reduce our workforce and/or cut overhead expenses. We cannot provide any assurance that we will raise additional capital through an alternative funding source.

Net cash flows used in operating activities for the six months ended June 30, 2007 were $1,320,000, as compared to net cash used in operating activities of $2,487,467 for the six months ended June 30, 2006. For the six months ended June 30, 2007, RedRoller’s net loss amounted to $2,626,019, which included non-cash adjustments due to depreciation and amortization and stock-based compensation expense of $196,784 and $1,093,857, respectively. Changes in assets and liabilities provided $24,052 in cash. For the six months ended June 30, 2006, RedRoller’s net loss amounted to $4,540,190, inclusive of non-cash adjustments due to depreciation and amortization and stock-based compensation expense of $89,493 and $1,856,783, respectively. Changes in assets and liabilities provided $106,447 in cash.

Net cash flows used in operating activities for the year ended December 31, 2006 were $4,399,005, as compared to net cash used in operating activities of $878,483 for the year ended December 31, 2005. For the year ended December 31, 2006, RedRoller’s net loss amounted to $8,949,514, which included non-cash adjustments due to depreciation and amortization and stock-based compensation expense of $241,661 and $3,528,252, respectively. Changes in assets and liabilities provided $780,596 in cash. For the year ended December 31, 2005, RedRoller’s net loss amounted to $3,354,541, inclusive of non-cash adjustments due to depreciation and amortization of $9,990, stock-based compensation expense of $2,264,985 common stock issued for consulting and compensation services of $139,200 and non-cash interest of $16,715. Changes in assets and liabilities provided $45,168 in cash.

Net cash flows used in investing activities for the six months ended June 30, 2007 were $13,250, as compared to net cash used in investing activities of $562,824 for the six months ended June 30, 2006. For the six months ended June 30, 2007, RedRoller invested $13,250 in the purchase of property and equipment. For the six months ended June 30, 2006, RedRoller invested $511,019 in the purchase of property and equipment and paid $51,805 as a security deposit for its office space.

Net cash flows used in investing activities for the year ended December 31, 2006 were $1,073,286, as compared to net cash used in investing activities for the year ended December 31, 2005 of $91,745. For the year ended December 31, 2006, RedRoller’s net cash used in investing activities was attributable to purchases of property and equipment of $562,010, the capitalization of web site costs of $459,471 and the payment of security deposits of $51,805 for its office space. For the year ending December 31, 2005, RedRoller’s net cash used in investing activities was comprised of $73,178 for the purchase of property and equipment and $18,567 for the net payment of costs incurred to acquire TSE.

Net cash flows provided by financing activities amounted to $1,889,263 for the six months ended June 30, 2007, as compared to net cash provided of $3,505,893 for the six months ended June 30, 2006. For the six months ended June 30, 2007, RedRoller received proceeds of $596,379 from the sale of shares of Series B(1) Preferred Stock, $750,000 from investor deposits relating to the issuance of convertible notes executed in July 2007, $500,000 from the issuances of convertible notes, and a net of $200,000 from the issuance of a note. During the six months ended June 30, 2007, RedRoller paid $157,116 in deferred financing fees related to the issuance of convertible notes executed in July 2007. For the six months ended June 30, 2006, RedRoller received proceeds of $3,505,893 from the sale of shares of Series A Preferred Stock.

Net cash flows provided by financing activities for the year ended December 31, 2006 was $5,080,227, as compared to net cash provided by financing activities of $1,609,989 for the six months ended December 31, 2005. For the year ended December 31, 2006, net cash provided by financing activities was attributable to the issuances of shares of Series B(1) Preferred Stock and Series A Preferred Stock of  $1,574,334 and $3,505,893, respectively. For the year ended December 31, 2005, net cash provided by financing activities was attributable to proceeds from the issuances of convertible notes of $1,044,989, proceeds from notes of $100,000 and investor deposits of $465,000 related to the issuance of shares of Series A Preferred Stock.

Summary of Critical Accounting Policies and Reliance on Estimates

The preparation of our consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to exercise its judgment. We exercise considerable judgment with respect to establishing sound accounting polices and in making estimates and assumptions that affect the reported amounts of our assets and liabilities, our recognition of revenues and expenses, and disclosure of commitments and contingencies at the date of the financial statements.

On an ongoing basis, we evaluate our estimates and judgments. Areas in which we exercise significant judgment include, but are not necessarily limited to, our valuation of accounts receivable, the application of purchase accounting in business combinations, recoverability of long-lived assets, income taxes, equity transactions (compensatory and financing) and contingencies. We have also adopted certain polices with respect to our recognition of revenue that we believe are consistent with the guidance provided under Securities and Exchange Commission Staff Accounting Bulletin No. 104.

We base our estimates and judgments on a variety of factors including our historical experience, knowledge of our business and industry, current and expected economic conditions, the attributes of our services and products, the regulatory environment, and in certain cases, the results of outside appraisals. We periodically re-evaluate our estimates and assumptions with respect to these judgments and modify our approach when circumstances indicate that modifications are necessary.

While we believe that the factors we evaluate provide us with a meaningful basis for establishing and applying sound accounting policies, we cannot guarantee that the results will always be accurate. Since the determination of these estimates requires the exercise of judgment, actual results could differ from such estimates.

A description of significant accounting polices that require us to make estimates and assumptions in the preparation of our consolidated financial statements is as follows:

Revenue Recognition and Accounts Receivable

We are a reseller of carrier based shipping services that uses a proprietary internet-based, multi-carrier, integrated pricing comparison and shipping services system that is available at no charge to the end-user. Through our basic software platform, customers can compare pricing established by us from multiple shipping carriers and purchase shipping services, which are then performed directly by the selected carrier following our transmittal of a shipping order to the carrier.

We also install shipping systems software that integrates customers systems with shipping carriers’ software and also provide maintenance of such software.

We apply the revenue recognition principles set forth in Securities and Exchange Commission Staff Accounting Bulletin, or SAB 104 “Revenue Recognition,” with respect to all of our revenues. Accordingly, we record revenues when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectability of the sale is reasonable assured.

We also evaluate the presentation of revenue on a gross versus net basis through the application of EITF No. 99-19, “Reporting Revenue Gross as a Principal versus Net as an Agent” (“EITF 99-19”). We offer shipping services whereby we act as a reseller in the transaction, passing shipping requests booked by the customer to the relevant carrier provider.  However, we report these revenues gross because, unlike a true agency relationship, we have substantial latitude in setting price, assume the credit risk for the entire amount of the sale, and are separately and solely responsible for the payment of all obligations incurred with the carriers.

We require all of our sales to be supported by evidence of a sale transaction that clearly indicates the selling price to the customer, shipping terms and payment terms. Evidence of an arrangement generally consists of a contract, purchase order or order confirmation approved by the customer.

Customers pay for shipping services prior to the actual shipment of goods, generally when the shipping services are booked.  Revenues resulting from shipping services are recognized at the time in which the transaction is no longer cancelable, which occurs when a computerized label has been ‘scanned’ by a carrier.

Our installation revenues are derived principally from contractual agreements with third parties that provide installation of shipping systems software.  Revenues from contractual arrangements with third parties are recognized as the contracted services are delivered to the end users.  We consider delivery to our customers to have occurred at the time in which installation work is completed and the customer acknowledges its acceptance of the work.

We also provide maintenance contracts on behalf of the manufacturers of the shipping systems software it sells. We offer these contracts as a separately priced product. Revenues from maintenance contracts are recognized ratably over the maintenance period in accordance with the provision of American Institute of Certified Public Accountants “AICPA” Statement of Position SOP 97-2, “Software Revenue Recognition.”

Revenues from the sales of shipping supplies are recognized upon delivery.

A considerable amount of judgment is required to assess the ultimate realization of receivables, including assessing the probability of collection and the current credit worthiness of our clients. Probability of collection is based upon the assessment of the client’s financial condition through the review of its current financial statements or credit reports.

Goodwill and Other Intangible Assets

Intangible assets consist of customer relationships and trade name, both of which are amortized straight-line over the estimated useful lives of the assets. We review the carrying value of intangibles and other long-lived assets for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. With respect to the valuation of our goodwill, we considered a variety of factors including a discounted cash flow forecast to determine the enterprise value of our business using the income approach. Recoverability of long-lived assets is measured by comparison of its carrying amount to the undiscounted cash flows that the asset or asset group is expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property, if any, exceeds its fair market value.

Income Taxes

We are required to determine the aggregate amount of income tax expense or loss based upon tax statutes in jurisdictions in which we conduct business. In making these estimates, we adjust our results determined in accordance with generally accepted accounting principles for items that are treated differently by the applicable taxing authorities. Deferred tax assets and liabilities, as a result of these differences, are reflected on our balance sheet for temporary differences in loss and credit carryforwards that will reverse in subsequent years. We also establish a valuation allowance against deferred tax assets when it is more likely than not that some or all of the deferred tax assets will not be realized. Valuation allowances are based, in part, on predictions that management must make as to our results in future periods. The outcome of events could differ over time which would require that we make changes in our valuation allowance.

Share Based Payments and Other Equity Transactions

We apply SFAS No. 123R “Share Based Payment.” This statement is a revision of SFAS Statement No. 123, and supersedes APB Opinion No. 25, and its related implementation guidance. SFAS 123R addresses all forms of share based payment (“SBP”) awards including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS 123R, SBP awards result in a cost that is measured at fair value on the awards’ grant date, based on the estimated number of awards that are expected to vest. Under this method of accounting, we are required to estimate the fair value of share based payment that we make to our employees by developing assumptions regarding expected holding terms of stock options, volatility rates, and expectation of forfeitures and future vesting that can significantly impact the amount of compensation cost that we recognize in each reporting period.

We are also required to apply complex accounting principles with respect to accounting for financing transactions that we have consummated in order to finance the growth of our business. These transactions, which generally consist of convertible debt and equity instruments, require us to use significant judgment in order to assess the fair values of these instruments at their dates of issuance, which is critical to making a reasonable presentation of our financing costs and how we finance our business.

Formulating estimates in any of the above areas requires us to exercise significant judgment.  It is at least reasonably possible that the estimates of the effect on the financial statements of a condition, situation, or set of circumstances that existed at the date of the financial statements that we considered in formulating our estimates could change in the near term due to one or more future confirming events.  Accordingly, the actual results regarding estimates of any of the above items as they are presented in the financial statements could differ materially from our estimates.

Recently Issued Accounting Pronouncements

In September 2005, the FASB ratified EITF Issue No. 05-7, “Accounting for Modifications to Conversion Options Embedded in Debt Instruments and Related Issues,” which addresses whether a modification to a conversion option that changes its fair value affects the recognition of interest expense for the associated debt instrument after the modification and whether a borrower should recognize a beneficial conversion feature, not a debt extinguishment if a debt modification increases the intrinsic value of the debt (for example, the modification reduces the conversion price of the debt). This issue is effective for future modifications of debt instruments beginning in the first interim or annual reporting period beginning after December 15, 2005. The adoption of this pronouncement did not have a material impact on the accompanying consolidated financial statements.

In September 2005, the FASB also ratified EITF Issue No. 05-8, “Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature,” which discusses whether the issuance of convertible debt with a beneficial conversion feature results in a basis difference arising from the intrinsic value of the beneficial conversion feature on the commitment date (which is treated and recorded in stockholder’s equity for book purposes, but as a liability for income tax purposes) and, if so, whether that basis difference is a temporary difference under FASB Statement No. 109, “Accounting for Income Taxes.” This Issue should be applied by retrospective application pursuant to SFAS 154 to all instruments with a beneficial conversion feature accounted for under EITF 00-27 included in financial statements for reporting periods beginning after December 15, 2005. The adoption of this pronouncement did not have a material impact on the accompanying consolidated financial statements because the only beneficial conversion features recorded by us were deemed dividends on preferred shares that are equity instruments for both book and tax purposes.

In June 2006, the EITF reached a consensus on Issue No. 06-3 (“EITF 06-3”), “Disclosure Requirements for Taxes Assessed by a Governmental Authority on Revenue-Producing Transactions.” The consensus allows companies to choose between two acceptable alternatives based on their accounting policies for transactions in which the company collects taxes on behalf of a governmental authority, such as sales taxes. Under the gross method, taxes collected are accounted for as a component of sales revenue with an offsetting expense. Conversely, the net method allows a reduction to sales revenue. If such taxes are reported gross and are significant, companies should disclose the amount of those taxes. The guidance should be applied to financial reports through retrospective application for all periods presented, if amounts are significant, for interim and annual reporting beginning after December 15, 2006. We adopted the provisions of this EITF and account for the collection of sales taxes using the net method. The implementation of EITF 06-3 did not have a material effect on our consolidated financial statements.

In September 2006, the staff of the SEC issued SAB 108 which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement.  SAB 108 became effective in fiscal 2007.  The adoption of this pronouncement did not have a material impact on the accompanying consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”).  SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements.  SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and accordingly, does not require any new fair value measurements.  SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007.  The adoption of SFAS 157 is not expected to have a material effect on our consolidated financial position, results of operations or cash flows.

In November 2006, the EITF reached a final consensus in EITF Issue 06-6 “Debtor’s Accounting for a Modification (or Exchange) of Convertible Debt Instruments” (“EITF 06-6”).  EITF 06-6 addresses the modification of a convertible debt instrument that changes the fair value of an embedded conversion option and the subsequent recognition of interest expense for the associated debt instrument when the modification does not result in a debt extinguishment pursuant to EITF 96-19, “Debtor’s Accounting for a Modification or Exchange of Debt Instruments.”  The consensus should be applied to modifications or exchanges of debt instruments occurring in interim or annual periods beginning after November 29, 2006.  The adoption of this pronouncement did not have an effect on the accompanying consolidated financial statements.

In November 2006, the FASB ratified EITF Issue No. 06-7, “Issuer’s Accounting for a Previously Bifurcated Conversion Option in a Convertible Debt Instrument When the Conversion Option No Longer Meets the Bifurcation

Criteria in FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities” (“EITF 06-7”). At the time of issuance, an embedded conversion option in a convertible debt instrument may be required to be bifurcated from the debt instrument and accounted for separately by the issuer as a derivative under SFAS 133, based on the application of EITF 00-19. Subsequent to the issuance of the convertible debt, facts may change and cause the embedded conversion option to no longer meet the conditions for separate accounting as a derivative instrument, such as when the bifurcated instrument meets the conditions of EITF 00-19 to be classified in stockholders’ equity. Under EITF 06-7, when an embedded conversion option previously accounted for as a derivative under SFAS 133 no longer meets the bifurcation criteria under that standard, an issuer shall disclose a description of the principal changes causing the embedded conversion option to no longer require bifurcation under SFAS 133 and the amount of the liability for the conversion option reclassified to stockholders’ equity. EITF 06-7 should be applied to all previously bifurcated conversion options in convertible debt instruments that no longer meet the bifurcation criteria in SFAS 133 in interim or annual periods beginning after December 15, 2006, regardless of whether the debt instrument was entered into prior or subsequent to the effective date of EITF 06-7. Earlier application of EITF 06-7 is permitted in periods for which financial statements have not yet been issued. The adoption of this pronouncement did not have an effect on the accompanying consolidated financial statements.

On February 15, 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”).  The guidance in SFAS 159 “allows” reporting entities to “choose” to measure many financial instruments and certain other items at fair value.  The objective underlying the development of this literature is to improve financial reporting by providing reporting entities with the opportunity to reduce volatility in reported earnings that results from measuring related assets and liabilities differently without having to apply complex hedge accounting provisions, using the guidance in SFAS 133, as amended. The provisions of SFAS 159 are applicable to all reporting entities and are effective as of the beginning of the first fiscal year that begins subsequent to November 15, 2007.  The adoption of SFAS 159 is not expected to have a material effect on our consolidated financial position, results of operations or cash flows.

In June 2007, the EITF reached a consensus on EITF Issue No. 06-11, “Accounting for Income Tax Benefits on Dividends on Share-Based Payment Awards” (“EITF 06-11”). EITF 06-11 addresses share-based payment arrangements with dividend protection features that entitle employees to receive (a) dividends on equity-classified nonvested shares, (b) dividend equivalents on equity-classified nonvested share units, or (c) payments equal to the dividends paid on the underlying shares while an equity-classified share option is outstanding, when those dividends or dividend equivalents are charged to retained earnings under SFAS 123R and result in an income tax deduction for the employer. A realized income tax benefit from dividends or dividend equivalents that are charged to retained earnings are paid to employees for equity-classified nonvested shares, nonvested equity share units, and outstanding equity share options should be recognized as an increase in additional paid in capital. The amount recognized in additional paid-in capital for the realized income tax benefit from dividends on those awards should be included in the pool of excess tax benefits available to absorb potential future tax deficiencies on share-based payments. We do not expect the adoption of this pronouncement to have a material impact on our financial position or results of operation.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on our consolidated financial statements upon adoption.

RISK FACTORS

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of our common stock could decline and investors could lose all or part of their investment.

Risks Relating to our Company and Business

Early Stage of Development/Lack of Operating History.  We were founded in August of 2004; to date, we have recognized minimal revenue from operations.  Our proposed activities are subject to various and multiple risks associated with and inherent in the establishment of a new business enterprise, potential unexpected requirements for additional capital, and minimal, if any, operating history.  The results of earlier business enterprises or companies that we have acquired, or in which the members of our management team have previously participated, are not indicative of the results that we may achieve.

Requirement of Capital.  The likelihood of our success must be considered in light of the expenses, difficulties and delays that could be encountered and the uncertain business and regulatory environment in which we do and will operate.  For ongoing operations and positioning, we must, among other things, successfully obtain sufficient capital to: (a) support the development of highly scaleable and fully functioning transactional software and hardware systems, which development includes continuous enhancement of the RedRoller System; (b) negotiate beneficial relationships with package delivery carriers and service providers; (c) attract, retain and motivate qualified personnel; (d) ensure that the appropriate infrastructure is present to support current and future operations; (e) support marketing, public relations, and other programs necessary to increase awareness of our business and of the RedRoller System; and (f) establish a cash reserve for contingencies.  The failure to obtain incremental capital required due to unexpected circumstances would have a material adverse effect on our business, its financial condition and results from operations.  There can be no assurance that we will be able to mitigate these risks successfully or that we will ever operate profitably.  In order to continue to expand our business, we will require additional capital, to finance our business objectives.  There can be no assurance that we will be able to obtain such additional financing or that, if available, such financing would not result in substantial dilution to our stockholders or otherwise be on terms disadvantageous to the Company and/or its stockholders.

Reliance upon Key Persons.  Our success will depend upon the talents, personal knowledge and relationships of its management team.  The loss of any of their services, particularly those of Mr. William Van Wyck, RedRoller’s President and Chief Executive Officer, or our inability to recruit and train additional key management and other personnel in a timely manner, could materially and adversely affect our business and its future prospects.  A loss of one or more of RedRoller’s current officers or key personnel could severely and negatively impact its operations.  We do not maintain a key man life insurance policy on any employees.

Business Model.  There can be no assurance that our end-user customers or third-party companies wishing to utilize the our technology will be willing to pay any fees to use the RedRoller System.  If the fee or license structures related to use of the RedRoller System are not accepted by users and/or third-party companies, it would have a material adverse affect on our operating and financial results.  Further modification of our business and operating model while operating our business could introduce a number of additional issues, problems, or other risks for us during our early operating stages.

Intellectual Property.  There can be no assurance that our efforts to protect against infringement of our intellectual property will be sufficient to prevent competition from emerging.  We rely on a combination of trademark, copyright and trade secret laws to establish and protect our intellectual property.  We also use technical measures, confidentiality agreements and non-compete agreements to protect our intellectual property.  Similarly, there is no assurance that competing products or offerings imitating the our business model cannot or will not be developed.  Additionally, there can be no assurance that the intellectual property used in the RedRoller System does not infringe upon that of another company.  As of the date hereof, we have filed for one patent and intend to periodically review the RedRoller System and may apply for additional patents as appropriate.  However, there can be no assurance that competitors or other third parties will not at some future time allege or claim infringement by us with respect to current or future products, patents, copyrights or other proprietary rights. Any such claim would force us to defend our intellectual property, be costly and distract management from the operations of our business.  If any such claim is made and adjudicated successfully against us, it would have a material adverse affect on our operations and financial position.

Dependence on and Carrier Associated Risks.  Our business strategy is to provide our customers with the ability to purchase, among other things, shipping services from various carriers. Accordingly, we are dependent upon secondary and tertiary service providers to fulfill our obligations to our customers.  We do not yet have fully-negotiated, binding agreements with various carrier providers.  Hence, if we are unable to finalize or continue contractual discussions or arrangements with key carriers, or if such arrangement(s) expire or are terminated after they are entered into, our business would be adversely affected. If DHL or FedEx should terminate any agreement with us, our competitive position and financial results would be materially adversely affected.  Should we establish relationships with shipping carriers that are not able to provide acceptable service levels to our customers, our competitive position and financial results could be adversely affected.

Name Recognition.  If we are unable to establish our name and brand among our potential customers, our ability to attract new users may be adversely affected.

Potential Competition. There exist a number of large, well-capitalized companies that could compete with us.  The introduction by others of a similar system either in the United States or internationally, which provides similar services to the RedRoller System, could negatively impact us and our financial condition.  In addition, other present or future competitors may develop services, products or technologies that may achieve greater market acceptance than our service or products.  Many of our current and potential competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than us.  These competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements and to devote greater resources to the development, promotion and sale of their products and services than us, and there can be no assurance that we will be able to compete successfully against these larger competitors.

Security Breaches. Security breaches relating to the RedRoller System, by ‘hackers’ or otherwise, could damage our reputation and cause us to lose customers.  The security of our customers’ confidential transaction data could be jeopardized as a result of the accidental or intentional acts of Internet users, current and former employees or others, or computer problems or viruses.  Security breaches experienced by other electronic commerce companies could reduce consumers’ confidence in the RedRoller System.  The costs required to mitigate or otherwise remedy a security breach could be substantial and could impair our goodwill and affect customer retention negatively.

Systems Failures; Capacity Constraints.  The RedRoller System is hosted by a major third-party service provider in the Boston area. However, interruption, impaired performance or insufficient capacity of the RedRoller System from a materially larger-than-expected influx of customers or software systems failures by carrier’s systems with which the RedRoller System communicates could lead to interruptions, failure(s) or delays in the provision of our  service, loss of data or our  inability to process orders, which could cause us to lose customers.

Government Regulations.  Evolving government securities regulation could impose taxes or other burdens on our corporate governance and business, which could increase our operating costs or decrease demand for our services.  Increased regulation of the Internet or different applications of existing laws might slow the growth in the use of the Internet and commercial on-line services, which could decrease demand for our services, and increase the cost of conducting our business.

System Design, Development and Product Introduction Risks.  The RedRoller System is being redesigned and enhanced to support monthly subscription fees from users.  These enhancements are expected to be introduced into the RedRoller System beginning in the first quarter 2008. There can be no assurance that our redesign and periodic enhancements to the RedRoller System will be accepted by users, will work as expected, or that various versions of the RedRoller System containing said enhancements will be introduced on time or to users at any particular time free from defects or deficiencies.  If the RedRoller System does not work as designed or contains deficiencies or defects that negatively impact the RedRoller System’s usability or operability, then our operations and financial results could be adversely affected.

Loss of Personnel.  The loss of qualified executive or management personnel could harm our business.  If we do not continue to attract and retain qualified personnel, we will not be able to expand our operations.  Our success greatly depends on our ability to retain executives and management and hire, train, retain and manage highly skilled and experienced employees.  There can be no assurance that we will be able to attract, retain and manage a sufficient number of qualified technical or management personnel.

We may not be able to implement Section 404 of the Sarbanes-Oxley Act on a timely basis. The SEC, as directed by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules generally requiring each public company to include a report of management on the company's internal controls over financial reporting in its annual report on Form 10-KSB that contains an assessment by management of the effectiveness of the company’s internal controls over financial reporting beginning in the year ended December 31, 2007. In addition, the company’s independent registered accounting firm must attest to and report on management’s assessment of the effectiveness of the company's internal controls over financial reporting. This requirement will first apply to our annual report on Form 10-KSB for the fiscal year ending December 31, 2009. We has not yet developed a Section 404 implementation plan. We have in the past discovered, and may in the future discover, areas of our internal controls that need improvement. How companies should be implementing these new requirements including internal control reforms to comply with Section 404’s requirements and how independent auditors will apply these requirements and test companies’ internal controls, is still reasonably uncertain. We expect that we may need to hire and/or engage additional personnel and incur incremental costs in order to complete the work required by Section 404. We cannot guarantee that we will be able to complete a Section 404 plan on a timely basis. Additionally, upon completion of a Section 404 plan, we may not be able to conclude that our internal controls are effective, or in the event that it concludes that its internal controls are effective, our independent accountants may disagree with its assessment and may issue a report that is qualified. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could negatively affect our operating results or cause us to fail to meet our reporting obligations.

Risks Related to Our Industry

Evolving government regulation of the Internet and e-commerce. We are subject to general business regulations and laws as well as regulations and laws specifically governing the Internet and e-commerce. Existing and future laws and regulations may impede the growth of the Internet or other online services. These regulations and laws may cover taxation, restrictions on imports and exports, customs, tariffs, user privacy, data protection, pricing, content, copyrights, distribution, electronic contracts and other communications, consumer protection, the provision of online payment services, broadband residential Internet access and the characteristics and quality of products and services. It is not clear how existing laws governing issues such as property ownership, sales and other taxes, libel and personal privacy apply to the Internet and e-commerce as the vast majority of these laws were adopted prior to the advent of the Internet and do not contemplate or address the unique issues raised by the Internet or e-commerce. Those laws that do reference the Internet are only beginning to be interpreted by the courts and their applicability and reach are therefore uncertain.

Failure to protect confidential information of our customers and networks against security breaches. A significant prerequisite to online commerce and communications is the secure transmission of confidential information over public networks. Our failure to prevent security breaches could damage our reputation and brand and substantially harm our business and results of operations. For example, a majority of our fees are billed to our customers’ credit card accounts. We rely on encryption and authentication technology licensed from third parties to effect the secure transmission of confidential information, including credit card numbers. Advances in computer capabilities, new discoveries in the field of cryptography or other developments may result in a compromise or breach of the technology used by us to protect customer transaction data. In addition, any party who is able to illicitly obtain a user’s password could access the user’s transaction data or personal information. Any compromise of our security could damage our reputation and brand and expose us to a risk of loss or litigation and possible liability which would substantially harm our business and results of operations. In addition, anyone who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations. We may need to devote significant resources to protect against security breaches or to address problems caused by breaches.

In addition, under current credit card practices, we are liable for fraudulent credit card transactions because we do not obtain a cardholder’s signature. We do not currently carry insurance against this risk. To date, we have experienced minimal losses from credit card fraud, but we continue to face the risk of significant losses from this type of fraud. Our failure to adequately control fraudulent credit card transactions could damage our reputation and brand and substantially harm our business and results of operations.

Risk Related to Parent Common Stock

Illiquidity of Parent Common Stock.  We are obligated to file a “resale” registration statement with the SEC that covers all shares of Parent Common Stock and the Warrants underlying the Units sold in the Private Placement. Nevertheless, it is possible that the SEC may not permit us to register all of such shares of Parent Common Stock for resale. In certain circumstances, the SEC may take the view that the Private Placement requires us to register the issuance of the securities as a primary offering. Without sufficient disclosure of this risk, rescission of the private placement could be sought by investors or an offer of rescission may be mandated by the SEC, which would result in a material adverse affect to us. To date, the SEC has not made any formal statements or proposed or adopted any new rules or regulations regarding Rule 415 promulgated under the Securities Act, as such rule applies to resale registration statements. However, investors should be aware of the risks that interpretive positions taken with respect to Rule 415, or similar rules or regulations adopted subsequent to the date of this Report, could have on the manner in which shares of Parent Common Stock may be registered or our ability to register shares of Parent Common Stock for resale at all. If we are not able to cause the registration statement to be declared effective, then investors will need to rely on exemptions from the registration requirements of the Securities Act, such as Rule 144. Such exemptions typically limit the amount of shares that an investor can sell, require that the shares be sold in certain types of transactions, require that the investor have held the shares to be sold for a minimum period of time and limit the number of times that an investor may sell its shares.

To date there has been no liquid trading market for Parent Common Stock. We cannot predict how liquid the market for shares of Parent Common Stock might become. We anticipate shares of Parent Common Stock will be quoted on the automated quotation service of the NASD, known as the OTC Bulletin Board. Although we are not presently eligible, we intend to apply for listing of shares of Parent Common Stock on the American Stock Exchange, The Nasdaq Capital Market or other national securities exchange if and when we meet the requirements for listing. We cannot ensure that we will be able to satisfy such listing standards or that shares of Parent Common Stock will be accepted for listing on any such exchange. Should we fail to satisfy the initial listing standards of such exchanges, or Parent Common Stock is otherwise rejected for listing and remain listed on the OTC Bulletin Board or suspended from the OTC Bulletin Board, the trading price of our Parent Common Stock could suffer and the trading market for shares of Parent Common Stock may be less liquid and the Parent Common Stock share price may be subject to increased volatility.

Failure to File Registration Statement or Maintain its Effectiveness.  We have agreed, at our expense, to prepare a registration statement covering the shares of Parent Common Stock sold in the Private Placement and underlying the Warrants. Our obligation requires us to file a registration statement with the SEC within 60 days of the closing of the Merger and to use our commercially reasonable best efforts to have the registration statement declared effective by the SEC within 180 days after the closing of the Merger (210 days in the case of SEC review of the registration statement). There are many reasons, including those over which we have no control, which could delay the filing of the registration statement. Failure to file a registration statement or maintain its effectiveness could materially adversely affect us and could require us to issue additional shares of Parent Common Stock to investors in the Private Placement as liquidated damages.

Offering of Securities Through Non-Broker Dealers.If our securities are offered without engaging a registered broker-dealer we may face claims for rescission and other remedies. We may become engaged in costly litigation to defend these claims, which would lead to increased expenditures for legal fees and divert managements’ attention from operating the business. If we could not successfully defend these claims, we may be required to return proceeds of the Private Placement to investors, which would harm our financial condition.

Cost of Reporting Requirements of Federal Securities Laws.  We are subject to the information and reporting requirements of the Exchange Act and other federal and state securities laws. The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders will cause our expenses to be higher than they would have been if we remained privately-held.  It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act of 2002 (“SARB-OX”). We may need to recruit, hire, train and retain additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of SARB-OX, we may not be able to obtain the independent accountant certifications required by SARB-OX, which would have a material adverse effect on us if applicable.

Scrutiny of Merger by SEC.  Historically, the SEC and Nasdaq have not generally favored transactions in which a privately-held company merges into a largely inactive company with publicly traded stock, and there is a significant risk that we may encounter difficulties in obtaining the regulatory approvals necessary to conduct future financing or acquisition transactions, or to eventually achieve a listing of shares on one of the Nasdaq Stock Markets or on a national securities exchange. Effective August 22, 2005, the SEC adopted rules dealing with private company mergers into dormant or inactive public companies which are applicable to the Merger. As a result, it is likely that we will be scrutinized carefully by the SEC and possibly by the National Association of Securities Dealers or Nasdaq for compliance with these new rules, as to which little interpretive advice or guidance has yet been disseminated, which could result in difficulties or delays in achieving SEC clearance of any future registration statements, including the registration statement we must file as a result of the Private Placement, or other SEC filings that we may pursue, in attracting NASD-member broker-dealers to serve as market-makers in our stock, or in achieving admission to one of the Nasdaq Stock Markets or any other national securities market. As a consequence, our financial condition, ability to raise additional capital and the value and liquidity of our shares may be negatively impacted.

Failure to Properly Maintain Internal Controls.  We must maintain effective internal controls to provide reliable financial reports and detect fraud. We are in the process of enhancing and evaluating changes to internal controls for our new public company status. Failure to implement changes to our internal controls or any other factors that we identify as necessary to maintain an effective system of internal controls could harm our operating results and cause investors to lose confidence in our business, operations or reported financial information. Any such inability to establish effective controls or loss of confidence would have an adverse effect on our company and could adversely affect the trading price of our stock.

Limited Protection Against Interested Director Transactions, Conflicts of Interest and Similar Matters.  SARB-OX, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result SARB-OX, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges. Because we are not presently required to comply with many of these corporate governance provisions, we have not yet adopted these measures.

Until we comply with the corporate governance measures adopted by the national securities exchanges after the enactment of SARB-OX, regardless of whether such compliance is required, the absence of standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds in the future if we determine it is necessary to raise additional capital. We intend to comply with all applicable corporate governance measures relating to director independence as soon as practicable.

Difficulty in Attracting Attention of Major Brokerage Firms.  There may be risks associated with our becoming public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of us since there is no financial incentive to brokerage firms to recommend the purchase of Parent Common Stock. No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on our behalf.

Volatility of Stock Price.  The market price of Parent Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	changes in the package shipping industry and markets;
•	competitive pricing pressures;
•	our ability to obtain working capital financing;
•	technological innovations or new competitors in our market;
•	additions or departures of key personnel;
•	limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for Parent Common Stock;
•	sales of Parent Common Stock (particularly following effectiveness of the resale registration statement required to be filed in connection with the Private Placement);
•	our ability to execute our business plan;
•	operating results that fall below expectations;
•	loss of any strategic relationship;
•	regulatory developments;
•	economic and other external factors; and
•	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of Parent Common Stock.

Non-Payment of Dividends.  We have never paid cash dividends on Parent Common Stock and do not anticipate doing so in the foreseeable future. The payment of dividends on Parent Common Stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, shares of Parent Common Stock may be less valuable because a return on investment will only occur if our stock price appreciates.

 “Penny Stock” Status of Parent Common Stock.  Shares of Parent Common Stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Securities Exchange Act of 1934. The penny stock rules apply to companies whose common stock is not listed on a national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. In as much as our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Effect of Sales of Substantial Numbers of Shares of Parent Common Stock on Share Price.  If holders of shares of Parent Common Stock sell substantial amounts of Parent Common Stock in the public market, or upon the expiration of any statutory holding period, under Rule 144, or upon expiration of lock-up periods applicable to outstanding shares, or issued upon the exercise of outstanding stock options or warrants, could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of Parent Common Stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. The shares of Parent Common Stock issued to our officers and directors in the Merger are subject to a lockup agreement prohibiting sales of such shares for a period of 180 days. Following such date, all of those shares will become freely tradable, subject to registration of such shares, securities laws and SEC regulations regarding sales by insiders. In addition, the shares of Parent Common Stock sold in the Private Placement (including the shares of Parent Common Stock underlying the Warrants) will be freely tradable upon the earlier of (i) effectiveness of a registration statement covering such shares; and (ii) the date on which such shares may be sold without registration pursuant to Rule 144 under the Securities Act. Recently proposed revisions to Rule 144 may shorten the current holding period under Rule 144 in which case the overhang period may arise earlier than would otherwise be the case.

Stockholder Dilution Resulting from Future Issuances of Additional Shares of Parent Common Stock or “Blank-Check” Preferred Stock.  In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of present holders of shares of Parent Common Stock. We are authorized to issue an aggregate of 225,000,000 shares of capital stock consisting of 200,000,000 shares of common stock, par value $0.001 per share, and 25,000,000 shares of “blank check” preferred stock, par value $0.001 per share, with such preferences and rights as may be determined by our board of directors at the time of issuance. Specifically, our board of directors has the authority to issue preferred stock without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of common stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into common stock, which could decrease the relative voting power of the common stock or result in dilution to our existing stockholders. We may also issue additional shares of common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with any capital raising efforts, including at a price (or exercise prices) below the price at which shares of our common stock are then traded.

Application of Proceeds of the Private Placement. We intend to use the net proceeds from the Private Placement, including proceeds received upon the exercise of any Warrants sold therein, for professional fees, including costs and expenses incurred in connection with the Private Placement, sales and marketing, product development, as well as for general working capital purposes. However, we do not have more specific plans for the net proceeds from the Private Placement and our management has broad discretion in how we use these proceeds. These proceeds could be applied in ways that do not improve our operating results or otherwise increase the value of our common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information as of November 13, 2007 regarding the beneficial ownership of our common stock taking into account the consummation of the Merger, the closing of the Private Placement and the consummation of the Split-Off by (i) each person or entity who, to our knowledge, owns more than 5% of the outstanding shares of Parent Common Stock; (ii) each Named Executive Officer (as defined below); (iii) each director; and (iv) all of our executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each of the stockholders named in the table has sole voting and investment power with respect to such shares of common stock. Except as otherwise indicated, the address of each of the parties listed below is: c/o RedRoller Holdings, Inc., Soundview Plaza, 1266 East Main Street, Stamford, CT, 06902-3546. Shares of Parent Common Stock subject to stock options, warrants, or other rights currently exercisable or exercisable within 60 days of November 13, 2007, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the stockholder holding such stock options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other stockholder.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage Beneficially Owned (2)
William J. Van Wyck	2,731,415	7.1%
Robert J. Crowell	1,412,982	3.7%
Mark A. Taylor	1,371,257	3.6%

Jason T. Ordway	749,012	2.0%
C. Andrew Brooks	686,525	1.8%
Terrance E. Quinn	378,590	1.0%
Richard Turcott	370,628	1.0%
Ronald V. Rose	296,503	*

All executive officers and directors as a group	7,996,912	20.9%
______________________
* Represents less than 1%

(1)
Beneficial ownership includes all shares of the Company’s common stock owned and issuable upon conversion or exercise of outstanding securities.  Unless otherwise indicated, includes shares owned by a spouse, minor children, and relatives sharing the same home, as well as entities owned or controlled by the named beneficial owner.  Unless otherwise noted, shares are owned of record and beneficially by the named beneficial owner.  Unless otherwise noted and excluding personal or family trusts, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.

(2)	Based on 38,379,367 shares issued and outstanding.

EXECUTIVE OFFICERS AND DIRECTORS

The following persons became our executive officers and directors on November 13, 2007, upon effectiveness of the Merger and hold the positions set forth opposite their respective names.

Name	Age	Position

William J. Van Wyck	41	President, Chief Executive Officer and Director

Robert J. Crowell	56	Chairman of the Board of Directors

Jason T. Ordway	33	Chief Information Officer and Secretary

Richard Turcott, Jr.	40	Chief Marketing Officer

Mark A. Taylor	51	Chief Logistics Officer

C. Andrew Brooks	34	Executive Vice President and Treasurer, Asst. Secretary

Terrance Quinn	49	Director

Ronald V. Rose	56	Director

Our directors hold office for one-year terms and until their successors have been elected and qualified. Our officers are elected by the board of directors and serve at the discretion of the board.

Biographies

William J. Van Wyck is the President and CEO of RedRoller Holdings, Inc. and a member of the board of directors of the Company. Prior to founding RedRoller, Inc., Mr. Van Wyck co-founded in 1990 Computer Specialties, Inc. (“CSI”), a Northeast-based computer and network systems integrator. CSI was profitable from inception through the time it was acquired by Elcom International, Inc. (“Elcom”) in October 1994. Mr. Van Wyck retired from Elcom in 1996 to complete the first global circumnavigation to be tracked virtually over the Internet via www.outofbounds.com, a companion website implemented by Mr. Van Wyck.  From 1999 through spring of 2003, Mr. Van Wyck was President and CEO of the Hearth Kitchen Company

(“HKC”), where he introduced a patented kitchen oven device in the kitchen products industry. Mr. Van Wyck expanded HKC from concept through several financing rounds and implemented national marketing and distribution. During 2003, Mr. Van Wyck positioned new management and resigned to develop the RedRoller System.

Robert J. Crowell is the Chairman of the Board of RedRoller Holdings, Inc. Mr. Crowell is also the founder of Elcom, a Massachusetts-based eCommerce company which became publicly held in 1995. He served as the Chairman of the Board of Directors and Chief Executive Officer of Elcom since its inception in 1992. Mr. Crowell stepped down as CEO on December 20, 2005 and resigned as Chairman in April 2006, which allowed him to devote significantly more of his time to RedRoller, Inc. Since 1977 prior to Elcom, Mr. Crowell founded and managed several companies in the PC and technology industries. From May 1990 to April 1992, Mr. Crowell was the Chairman, and, from May 1990 to January 1992, he was also Chief Executive Officer of JWP Information Services, Inc., a subsidiary of JWP INC. (“JWP”), which, with three foreign subsidiaries, generated approximately $1.4 billion in 1992 revenues.  From 1983 to 1990, Mr. Crowell was the Chairman and Chief Executive Officer of NEECO, Inc. (“NEECO”), a publicly held national PC remarketer, which was acquired by JWP (forming JWP Information Services, Inc.) in May 1990 for approximately $100 million.  From 1977 to 1983, Mr. Crowell founded and managed New England Electronics Co., Inc. (which was renamed NEECO and became a public company in 1986) and Microamerica Distributing Co., Inc. (“Microamerica”), a PC products distributor which Mr. Crowell founded in 1979 as a subsidiary of NEECO. Microamerica was sold to AGS Software, which in turn was purchased by NYNEX. Microamerica was spun off and subsequently merged with Softsel to form Merisel, a PC products distributor. Mr. Crowell also founded Professional Software, Inc. in 1980, a PC-based word processing and database software company which was sold in 1986.  Mr. Crowell holds a Magna Cum Laude Bachelor of Science degree in Accounting from the University of Massachusetts and is a Vietnam veteran.

Jason T. Ordway is RedRoller Holdings, Inc.’s Chief Information Officer and Secretary. Mr. Ordway previously worked for JPMorgan Chase & Co., where he managed the merger integration technology team. Mr. Ordway was also previously the Vice President of Technology for Weightwatchers.com, where he built a global weight loss program online for the Weight Watchers brand. During his tenure, Mr. Ordway created and operated the premier destination for a subscription-based weight loss site, including management responsibility for a staff of 42 technology resources for building and supporting the effort. Mr. Ordway also built the website and IT infrastructure for Outpost.com. Other technology management positions held by Mr. Ordway include CNN Financial News (cnnfn.com), Outpost.com, and Y&R New York, where Mr. Ordway consulted for 7up.com, Dr. Pepper.com, CBS.com, Healthfront.net and GoArmy.com. Mr. Ordway holds a Bachelor of Arts degree in Communications from Loyola College in Baltimore, MD.

Richard Turcott is RedRoller Holdings, Inc’s. Chief Marketing Officer and is responsible for the Company’s overall marketing strategy including customer acquisition, customer retention and brand development.  Mr. Turcott’s last major position was as the Chief Marketing Officer of Constant Contact, the world’s leading e-mail marketing company. In this position, he created the marketing strategy, programs and team that grew the company from 25,000 to 95,000 small business customers in less than two years. In 1997, Mr. Turcott was hired as an original member of the Lycos, Inc. product marketing team, and later became Director of Direct Marketing, Loyalty & Retention Programs.  He designed and launched the "Lycos Rewards" program that attracted over 40,000 subscribers in 12 months. Mr. Turcott has also held Vice President of Marketing positions at Genesys Conferencing and M/C Communications, LLC. Mr. Turcott holds a Bachelor of Arts degree in Business Management from Assumption College and an MBA from Northeastern University.

Mark A. Taylor is Chief Logistics Officer of RedRoller Holdings, Inc. and one of the nation’s leading authorities on utilizing technology to increase productivity in shipping and mailroom operations, with three decades of experience consulting for hundreds of organizations. Mr. Taylor is the founder of Taylor Systems Engineering Corporation and the author of two books on the subject of computerized shipping systems. Mr. Taylor is also a frequent contributor to numerous industry publications. Mr. Taylor is often a speaker at major industry events, including Frontline Solutions, Parcel Shipping and Distribution Expo, the National Conference on Operations & Fulfillment, the National Postal Forum, Council of Logistics Management and the Parcel Logistics Expo. Mr. Taylor writes a monthly column for Parcel Shipping & Distribution magazine and has input to certain news media vehicles, including the New York Times and ABC News, where he was featured as a ‘shipping authority’ informing viewers on the best way to ship packages. In December 2005, Mr. Taylor was named a Distinguished Logistics Professional by the American Society of Transportation and Logistics. Mr. Taylor is a member of the International Council on Systems Engineering, the Council of Logistics Management and The Executive Committee. Mr. Taylor holds a Bachelor of Science degree in Management and Computers from William James College and received his MBA from the University of Phoenix. Mr. Taylor is also a part-time professor at Rushmore University.

C. Andrew Brooks is Executive Vice President and Treasurer of RedRoller Holdings, Inc., where he is responsible for operations and strategic and affiliate partner relationships for the Company. Mr. Brooks joined the Company from The Nasdaq Stock Market, Inc., where he worked as a Managing Director in the business development group and built NASDAQ’s program for outreach to the venture capital and private equity investment communities. Prior to NASDAQ, Mr. Brooks spent five years as an Associate with Crescendo Venture Management, LLC in Palo Alto, CA. Mr. Brooks began his career as a financial reporter for Bloomberg News and later as a research associate on J.P. Morgan’s communications equipment equity research team. Mr. Brooks holds a Bachelor of Arts degree in English literature from Columbia University.

Terrance Quinn is a member of the board of directors of RedRoller Holdings, Inc. Mr. Quinn has more than 25 years of experience in developing operations and sales capabilities for companies. Mr. Quinn is a partner with F&S Oil Company where he has overseen operations and sales since 2004.  In February 2007, Mr. Quinn co-founded CT Bio Energy a producer of Biodiesel, a renewable fuel.  In 1990, Mr. Quinn founded CSI with Mr. Van Wyck. From 1990 to 1994 and from 1994 to 1998, he managed direct sales of over $1 billion of personal computers and related services for CSI and then Elcom.  After retiring from Elcom in 1998 he co-founded Connecticut Sports Institute, LLC, a baseball training facility and in 2000 founded QS Consulting, Inc., a business consulting firm.  Mr. Quinn holds a Bachelor of Economics Degree from Eastern Connecticut State University.

Ronald Rose is a member of the board of directors of RedRoller Holdings, Inc. Mr. Rose is priceline.com’s Chief Information Officer. Prior to joining priceline.com in March of 1999, he was Chief Technology Officer for Standard & Poor’s (“S&P”) Retail Markets and led the development of many of that company’s Internet initiatives, including Xpresso, which is the leading JAVA financial desktop application. Before joining S&P, Mr. Rose led two successful technology startups that focused on telecommunications and technology consulting. Mr. Rose has also been a technology consultant and began his career with Delta Air Lines focusing on transaction systems. Mr. Rose holds a Bachelor of Science degree from Tulane University and the University of Aberdeen Scotland. He received a Masters of Science in Information Technology from the Georgia Institute of Technology.

Executive Compensation

The table below sets forth certain information about the compensation paid, earned or accrued by our Chief Executive Officer and all other executive officers who received annual remuneration in excess of $100,000 during the fiscal year ended December 31, 2006 (the “Named Executive Officers”).

Name and Principal Position	Salary ($)	Other Annual Compensation ($)	Total ($)
William Van Wyck President and Chief Executive Officer	$253,710 (1)	0	$253,710 (1)
Robert J. Crowell Chairman of the Board of Directors	$147,000	0	$147,000
Mark Taylor Chief Logistics Officer	$248,797	0	$248,797
C. Andrew Brooks Executive Vice President and Treasurer	$157,753	0	$157,753
Jason Ordway Chief Information Officer	$152,100	0	$152,100

(1) In March 2006, Mr. Van Wyck received a $60,000 payment as part of his accrued salary balance as of December 31, 2005.  The $253,710 cash payment figure for 2006 includes this $60,000 payment.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2006, the following outstanding equity awards were held by Named Executive Officers:

Name and Principal Position	Option Awards
Robert J. Crowell Chairman of the Board of Directors	1,585,000
Mark Taylor Chief Logistics Officer	117,072
C. Andrew Brooks Executive Vice President and Treasurer	325,000
Jason Ordway Chief Information Officer	550,000

All of the stock options listed above were included in the Old Options that were exchanged for New Options in connection with the Merger.

Employment Agreements

RedRoller has entered into employment agreements with Messrs. Van Wyck, Crowell, Turcott, Brooks, Ordway and Taylor.

RedRoller is a party to an employment agreement, dated July 11, 2007, with William Van Wyck to serve as RedRoller’s President and Chief Executive Officer, pursuant to which Mr. Van Wyck is entitled to receive an annual base salary of $220,000.  The agreement’s initial term expires on July 11, 2010 and shall then automatically renew for additional two-year periods unless RedRoller notifies Mr. Van Wyck in writing within 30 days after the date which is one year prior to the then current employment period that it does not wish to renew Mr. Van Wyck’s contract.  On an annual basis, during the first 120 days of the fiscal year (following the preparation of RedRoller’s annual financial statements), RedRoller’s Board of Directors (with Mr. Van Wyck abstaining) will review and may increase, but not decrease, Mr. Van Wyck’s base salary and benefits based upon Mr. Van Wyck’s performance, the results of RedRoller’s operations and other relevant or associated factors.  The agreement contains covenants not to compete during the term of Mr. Van Wyck’s employment and generally for five years thereafter.  The agreement also provides for a quarterly bonus of $15,000 based on written performance objectives defined by RedRoller’s Board of Directors or a committee thereof.  In the event that Mr. Van Wyck’s employment is terminated by RedRoller without cause (as defined in the agreement) or Mr. Van Wyck resigns his employment for good reason upon a change of control (as such terms are defined in the agreement), (i) Mr. Van Wyck will receive a severance payment equal to three times his then annual base salary with 50% of such severance payment being paid promptly in a lump sum and the remaining 50% of such severance payment being payable in 12 equal monthly installments, without interest, (ii) all stock options to purchase shares of Parent Common Stock owned by Mr. Van Wyck shall become immediately vested and exercisable for up to the longer of five years after the termination of Mr. Van Wyck’s employment or the remainder of the stock option period provided for in the 2007 Plan, and (iii) for a five year period after the termination of Mr. Van Wyck’s employment, Mr. Van Wyck shall be entitled to insurance benefits continuation.

RedRoller is a party to an employment agreement, dated July 11, 2007, with Robert J. Crowell to serve as the Chairman of RedRoller’s Board of Directors, pursuant to which Mr. Crowell is entitled to receive an annual salary of $140,000.  The agreement’s initial term expires on July 11, 2010 and shall then automatically renew for additional two-year periods unless RedRoller notifies Mr. Van Wyck in writing within 30 days after the date which is one year prior to the then current employment period that it does not wish to renew Mr. Crowell’s contract.  On an annual basis, during the first 120 days of the fiscal year (following the preparation of RedRoller’s annual financial statements), RedRoller’s Board of Directors (with Mr. Crowell abstaining) will review and may increase, but not decrease, Mr. Crowell’s base salary and benefits based upon Mr. Crowell’s performance, the results of RedRoller’s operations and other relevant or associated factors.  The agreement contains covenants not to compete during the term of Mr. Crowell’s employment and generally for five years thereafter.  In the event that Mr. Crowell’s employment is terminated by RedRoller without cause (as defined in the agreement) or Mr. Crowell resigns his employment for good reason upon a change of control (as such terms are defined in the agreement), (i) Mr. Crowell will receive a severance payment equal to three times (with such multiple increasing by 50% for each year of Mr. Crowell’s service under the agreement) his then annual base salary with 50% of such severance payment being paid promptly in a lump sum and the remaining 50% of such severance payment being payable in 12 equal monthly installments, without interest, (ii) all stock options to purchase shares of Parent Common Stock owned by Mr. Crowell shall become immediately vested and exercisable for up to the longer of five years after the termination of Mr. Crowell’s employment or the remainder of the stock option period provided for in the 2007 Plan, and (iii) for a five year period after the termination of Mr. Crowell’s employment, Mr. Crowell shall be entitled to insurance benefits continuation.

RedRoller is a party to an employment agreement, dated August 1, 2007, with C. Andrew Brooks to serve as RedRoller’s Executive Vice President, pursuant to which Mr. Brooks is entitled to receive an annual salary of $180,000.  The agreement’s initial term expires on August 1, 2010 and shall then automatically renew for additional one-year periods unless RedRoller’s notifies Mr. Brooks in writing within 30 days after the date which is one year prior to the then current employment period that it does not wish to renew Mr. Brooks’s contract.  On an annual basis, during the first 120 days of the fiscal year (following the preparation of our annual financial statements), RedRoller’s Board of Directors will review and may increase, but not decrease, Mr. Brooks’s base salary and benefits based upon Mr. Brooks’s performance, the results of RedRoller’s operations and other relevant or associated factors.  The agreement contains covenants not to compete during the term of Mr. Brooks’s employment and generally for two years thereafter.  The agreement also provides for a minimum quarterly bonus of $10,000 based on written performance objectives defined by RedRoller’s Board of Directors or a committee thereof.  In the event that Mr. Brooks’s employment is terminated by RedRoller without cause (as defined in the agreement) or Mr. Brooks resigns his employment for good reason upon a change of control (as such terms are defined in the agreement), (i) Mr. Brooks will receive a severance payment equal to two times (with such multiple increasing by 50% for each year of Mr. Brooks’s service under the agreement) his then annual base salary with 50% of such severance payment being paid promptly in a lump sum and the remaining 50% of such severance payment being payable in 12 equal monthly installments, without interest, (ii) all stock options to purchase shares of Parent Common Stock owned by Mr. Brooks shall become immediately vested and exercisable for up to the longer of five years after the termination of Mr. Brooks’s employment or the remainder of the stock option period provided for in the 2007 Plan, and (iii) for a five year period after the termination of Mr. Brooks’s employment, Mr. Brooks shall be entitled to insurance benefits continuation.

RedRoller is a party to an employment agreement, dated July 11, 2007, with Jason Ordway to serve as RedRoller’s Chief Information Officer, pursuant to which Mr. Ordway is entitled to receive an annual salary of $180,000.  The agreement’s initial term expires on July 11, 2010 and shall then automatically renew for additional one-year periods unless RedRoller notifies Mr. Ordway in writing within 30 days after the date which is one year prior to the then current employment period that it does not wish to renew Mr. Ordway’s contract.  On an annual basis, during the first 120 days of the fiscal year (following the preparation of our annual financial statements), RedRoller’s Board of Directors will review and may increase, but not decrease, Mr. Ordway’s base salary and benefits based upon Mr. Ordway’s performance, the results of RedRoller’s operations and other relevant or associated factors.  The agreement contains covenants not to compete during the term of Mr. Ordway’s employment and generally for three years thereafter.  The agreement also provides for a quarterly bonus of $10,000 based on written performance objectives defined by RedRoller’s Board of Directors or a committee thereof.  In the event that Mr. Ordway’s employment is terminated by RedRoller without cause (as defined in the agreement) or Mr. Ordway resigns his employment for good reason upon a change of control (as such terms are defined in the agreement), (i) Mr. Ordway will receive a severance payment equal to two times (with such multiple increasing by 50% for each year of Mr. Ordway’s service under the agreement) his then annual base salary with 50% of such severance payment being paid promptly in a lump sum and the remaining 50% of such severance payment being payable in 12 equal monthly installments, without interest, (ii) all stock options to purchase shares of Parent Common Stock owned by Mr. Ordway shall become immediately vested and exercisable for up to the longer of five years after the termination of Mr. Ordway’s employment or the remainder of the stock option period provided for in the 2007 Plan, and (iii) for a five year period after the termination of Mr. Ordway’s employment, Mr. Ordway shall be entitled to insurance benefits continuation.

RedRoller is a party to an employment agreement, dated August 29, 2007, with Richard Turcott to serve as RedRoller’s Chief Marketing Officer, pursuant to which Mr. Turcott is entitled to receive an annual salary of $165,000.  The agreement’s initial term expires on August 29, 2010 and shall then automatically renew for additional one-year periods unless RedRoller notifies Mr. Turcott in writing within 30 days after the date which is one year prior to the then current employment period that it does not wish to renew Mr. Turcott’s contract.  On an annual basis, during the first 120 days of the fiscal year (following the preparation of our annual financial statements), RedRoller’s Board of Directors will review and may increase, but not decrease, Mr. Turcott’s base salary and benefits based upon Mr. Turcott’s performance, the results of RedRoller’s operations and other relevant or associated factors.  The agreement contains covenants not to compete during the term of Mr. Turcott’s employment and generally for five years thereafter.  The agreement also provides for a quarterly bonus of $18,750 based on written performance objectives defined by RedRoller’s Board of Directors or a committee thereof.  In the event that Mr. Turcott’s employment is terminated by RedRoller without cause (as defined in the agreement) or Mr. Turcott resigns his employment for good reason upon a change of control (as such terms are defined in the agreement), (i) Mr. Turcott will receive a severance payment equal to four months of his then annual base salary in a lump sum, (ii) all stock options to purchase shares of Parent Common Stock owned by Mr. Turcott shall become immediately vested and exercisable for up to the longer of five years after the termination of Mr. Turcott’s employment or the remainder of the stock option period provided for in the 2007 Plan, and (iii) for a five year period after the termination of Mr. Turcott’s employment, Mr. Turcott shall be entitled to insurance benefits continuation.

RedRoller is a party to an employment agreement, dated December 31, 2005, with Mark Taylor to serve as RedRoller’s Chief Logistics Officer and as President of TSE, pursuant to which Mr. Taylor is entitled to receive an annual salary of $250,000.  The agreement’s initial term expires on December 31, 2008.  On an annual basis, during the first 120 days of the fiscal year, RedRoller’s Board of Directors will review and may increase, but not decrease, Mr. Taylor’s base salary and benefits based upon Mr. Taylor’s performance, the results of RedRoller’s operations and other relevant or associated factors.  The agreement contains covenants not to compete during the term of Mr. Taylor’s employment and generally for 18 months thereafter.  In the event that Mr. Taylor’s employment is terminated by RedRoller without cause (as defined in the agreement), (i) Mr. Taylor will receive a severance payment equal to the greater of (A) one year’s base salary or (B) the amount of base salary then yet to be paid to Mr. Taylor for the remainder of the term of his employment agreement, provided that in no event shall the amount of such severance payment exceed an amount equal to two years’ base salary, (ii) all stock options to purchase shares of Parent Common Stock owned by Mr. Taylor shall become immediately vested and exercisable for up to the longer of three years after the termination of Mr. Taylor’s employment or the remainder of the stock option period provided for in the 2007 Plan, and (iii) for a one year period after the termination of Mr. Taylor’s employment, Mr. Taylor shall be entitled to insurance benefits continuation.  In the event that Mr. Taylor resigns his employment for good reason upon a change of control (as such terms are defined in the agreement), (i) Mr. Taylor will receive a severance payment equal to two times his annual base salary with 50% of such severance payment being paid promptly in a lump sum and the remaining 50% of such severance payment being payable in 12 equal monthly installments, without interest, (ii) all stock options to purchase shares of Parent Common Stock owned by Mr. Taylor shall become immediately vested and exercisable for up to the longer of three years after the termination of Mr. Taylor’s employment or the remainder of the stock option period provided for in the 2007 Plan, and (iii) for a two year period after the termination of Mr. Taylor’s employment, Mr. Taylor shall be entitled to insurance benefits continuation.

Director Compensation

We do not currently compensate our directors for acting as such, although we may do so in the future, including with cash and/or equity. We reimburse our directors for reasonable expenses incurred in connection with their service as directors.

Board of Directors and Corporate Governance

Upon the closing of the Merger, Tina Sangha resigned as the sole officer and director of Parent and simultaneously therewith a new board of directors was appointed consisting of Messrs. Van Wyck, Crowell, Quinn and Rose.

Directors’ and Officers’ Liability Insurance

We currently have directors’ and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions. Such insurance also insures us against losses which we may incur in indemnifying our officers and directors. In addition, we have entered into indemnification agreements with our executive officers and directors and such persons shall also have indemnification rights under applicable laws, and our certificate of incorporation and bylaws.

Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the Company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our Certificate of Incorporation and Bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract.

We also have director and officer indemnification agreements with each of our executive officers and directors that provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided that such indemnitee shall not be entitled to indemnification in connection with any “claim” (as such term is defined in the agreement) initiated by the indemnitee against us or our directors or officers unless we join or consent to the initiation of such claim, or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Exchange Act.

Any repeal or modification of these provisions approved by our stockholders shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of ours existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DGCL would permit indemnification.

Code of Ethics

We have adopted a code of ethics that applies to our officers, directors and employees, including our Chief Executive Officer.

Board Independence

Both Terrance Quinn and Ronald Rose qualify as an “independent” director as that term is defined by applicable listing standards of The NASDAQ Stock Market and SEC rules, including the rules relating to the independence standards of an audit committee and the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act.

Board Committees

Our board of directors is expected to appoint an audit committee, nominating committee and compensation committee, and to adopt charters relative to each such committee. We intend to appoint such persons to the board of directors and committees of the board of directors as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange, although we are not required to comply with such requirements until we elect to seek listing on a securities exchange. At such time as our board of directors appoints an audit committee, each of the current members of our board is expected to be an “audit committee financial expert,” within the meaning of Item 407(d)(5) of Regulation S-B, as promulgated by the SEC.

2007 Stock Option and Stock Incentive Plan

We have adopted a 2007 Stock Option and Stock Incentive Plan (the “2007 Plan”) that provides for the grant of stock options or restricted stock awards exercisable for up to 5,698,823 shares of Parent Common Stock to directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons in our development and financial success. Under the 2007 Plan, we are authorized to issue incentive stock options intended to qualify under Section 422 of the Code, non-qualified stock options and restricted stock awards. The 2007 Plan is administered by our board of directors. In connection with the Merger, we issued stock options to purchase an aggregate of 7,999,928 shares of Parent Common Stock to former holders of issued and outstanding stock options to purchase shares of RedRoller Common Stock in exchange for their stock options to purchase shares of RedRoller Common Stock; of these newly stock options, stock options to purchase an aggregate of 2,783,807 shares of Parent Common Stock were issued under the 2007 Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RedRoller Stockholders’ Agreement

On February 22, 2005, RedRoller entered into a Stockholders’ Agreement (the “Stockholders’ Agreement”) with all of its stockholders as of such date.  Subsequent to such date, all additional stockholders of RedRoller also became parties to the Stockholders’ Agreement.  The Stockholders’ Agreement provided RedRoller’s stockholders with, amongst other things, various pre-emptive rights, registration rights and rights of first refusal with respect to shares of RedRoller’s capital stock.  In anticipation of the Merger and upon the affirmative votes of RedRoller and the requisite number of RedRoller stockholders, the Stockholders’ Agreement was terminated.

TSE Merger Agreement

On March 11, 2005, RedRoller entered into a merger agreement with TSE pursuant to which RedRoller Merger Sub, Inc., a Michigan corporation and wholly-owned subsidiary of RedRoller, merged with and into TSE (the “TSE Merger”) such that, subsequent to the closing of the TSE Merger, TSE became a wholly-owned subsidiary of RedRoller.  In connection with the TSE Merger, we issued Mark Taylor, Chief Logistics Officer of RedRoller Holdings, Inc., 1,664,074 shares of RedRoller Common Stock.  Effective January 1, 2005, RedRoller entered into a consulting agreement with Mr. Taylor (the “Taylor Consulting Agreement”) pursuant to which Mr. Taylor provided RedRoller with consulting services related to computerized shipping system design and integration and carrier relationship services in return for stock options to purchase shares of RedRoller Common Stock; in connection with the Taylor Consulting Agreement, Mr. Taylor was granted 78,972 stock options on February 22, 2005 with an exercise price of $1.00 per share and 33,500 options stock options on December 15, 2005 with an exercise price of $1.30 per share.  These stock options were included in the Old Options that were exchanged for New Options in connection with the Merger.  The term of the Consulting Agreement expired on June 30, 2005.

Transactions with Officers, Directors and Stockholders

We have issued stock options to purchase shares of Parent Common Stock to the following officers, directors and principal stockholders of the Company on the following terms:

Name	# of Shares subject to Option	Exercise Price	Vesting Schedule	Expiration Date
William J. Van Wyck	560,061	$0.23	50% - August 1, 2008 50% - August 1, 2009	August 1, 2017
Mark A. Taylor	3,031 52,034 22,073 164,724	$0.23 $0.23 $0.23 $0.23	Fully vested. Fully vested. Fully vested. 25% - August 4, 2008 25% - August 4, 2009 25% - August 4, 2010 25% - August 4, 2011	November 22, 2016 June 30, 2015 December 15, 2015 August 4, 2017
Robert J. Crowell	1,044,348 280,030	$0.23 $0.23	Fully vested. 50% - August 1, 2008 50% - August 1, 2009	March 28, 2015 August 1, 2017
Jason T. Ordway	362,392 296,503	$0.23 $0.23	Fully vested. 98,833 – August 1, 2008 65,890 – August 1, 2009 65,890 – August 1, 2010 65,890 – August 1, 2011	April 7, 2016 August 1, 2017
C. Andrew Brooks	214,141 444,754	$0.23 $0.23	Fully vested. 115,307 – August 1, 2008 115,207 – August 1, 2009 115,307 – August 1, 2010 98,833 – August 1, 2011	April 7, 2016 August 1, 2017
Richard Turcott	370,628	$0.76	92,656 – August 29, 2008 138,986 – August 29, 2009 138,986 – August 29, 2010	August 29, 2017
Ronald V. Rose	296,503	$0.76	50% - August 1, 2008 50% - August 1, 2009	August 29, 2017

In April 2006, RedRoller entered into a consulting agreement with Mark Kaplan, a stockholder of the Company, pursuant to which Mr. Kaplan agreed to provide RedRoller with certain financial and investor relations consulting services.  In connection with entering into the agreement, RedRoller issued Mr. Kaplan a stock option to purchase 110,000 shares of RedRoller Common Stock at an exercise price of $1.49 per share.  This agreement was subsequently amended to increase the number of shares of RedRoller Common Stock subject to the stock option to

270,000 shares and to reduce the exercise price thereof to $0.15 per share.  This stock option was included in the Old Options that were exchanged for New Options in connection with the Merger.

In July 2007, RedRoller entered into a consulting agreement with Michael Polizzi, a stockholder of the Company, pursuant to which Mr. Polizzi agreed to provide RedRoller with various financial and other consulting services.  In connection with entering into the agreement, RedRoller issued Mr. Polizzi a stock option to purchase 1,350,000 shares of RedRoller Common Stock at an exercise price of $0.15 per share.  This stock option was included in the Old Options that were exchanged for New Options in connection with the Merger.

In July 2007, RedRoller entered into a consulting agreement with Duke Ritchie, a stockholder of the Company, pursuant to which Mr. Ritchie agreed to provide RedRoller with various technology and software consulting services.  In connection with entering into the agreement, RedRoller issued Mr. Ritchie a stock option to purchase 225,000 shares of RedRoller Common Stock at an exercise price of $0.15 per share.  This stock option was included in the Old Options that were exchanged for New Options in connection with the Merger.

In July 2007, RedRoller entered into a consulting agreement with Shawn Hainsworth, a stockholder of the Company, pursuant to which Mr. Hainsworth agreed to provide RedRoller with various technology and software consulting services.  In connection with entering into the agreement, RedRoller issued Mr. Hainsworth a stock option to purchase 225,000 shares of RedRoller Common Stock at an exercise price of $0.15 per share.  This stock option was included in the Old Options that were exchanged for New Options in connection with the Merger.

In April 2007, RedRoller borrowed $98,000 from Mark Kaplan, a stockholder of the Company, by issuing Mr. Kaplan a promissory note which accrued interest at the rate of 10% per annum.  In connection with the issuance of the note, RedRoller granted Mr. Kaplan a security interest in all of the assets of RedRoller.  The principal amount of the note and all accrued interest thereon was repaid to Mr. Kaplan by RedRoller in June 2007.  In connection with the repayment of the note, the UCC financing statement filed in connection with the issuance of the note was terminated.

In May 2007, RedRoller borrowed $200,000 from Michael Polizzi, a stockholder of the Company, by issuing Mr. Polizzi a promissory note which accrued interest at the rate of 7% per annum and was convertible into shares of RedRoller’s Series B(2) Convertible Preferred Stock at the election of Mr. Polizzi.  In June 2007, this note was amended, reducing the interest payable thereon to 3% per annum and removing the conversion feature thereof.   The principal amount of the note and all accrued interest thereon is due and payable in one installment on September 30, 2008.

In June 2007, RedRoller borrowed an aggregate of $500,000 from various holders of RedRoller capital stock by issuing promissory notes convertible into shares of RedRoller’s Series B(2) Convertible Preferred Stock, $0.01 par value per share (the “Series B(2) Preferred Stock”), at a price of $0.15 per share to such stockholders and bearing interest at 7% per annum, which such accrued interest was also convertible into shares of Series B(2) Preferred Stock.  Prior to the Merger, all holders of such notes agreed to convert the aggregate principal amount of such notes and all accrued interest thereon into shares of RedRoller Common Stock at a price of $0.15 per share.  As of the date of this Current Report, no such notes remain outstanding.

Transactions with Advisors

On July 30, 2007, RedRoller entered into a Letter of Intent (the “JGUN LOI”) with Joseph Gunnar & Co., LLC (“JGUN”) pursuant to which JGUN has agreed  to facilitate the closing of the Private Placement and various transactions related thereto.  Pursuant to the JGUN LOI, RedRoller agreed to pay JGUN $15,000 in cash for facilitating the Private Placement and to reimburse JGUN for all customary and reasonable out of pocket expenses incurred by it in connection with its engagement, including, but not limited to, the reasonable expenses of counsel, up to $30,000.  In addition, RedRoller agreed to pay JGUN the Placement Agent Fee.

Parent and RedRoller have entered into the Placement Agent Agreement with JGUN. Upon the closing of the Merger, we are obligated under the JGUN LOI to enter into an investment banking advisory agreement with JGUN related to future equity financings of the Company (the “JGUN Advisory Agreement”).  The JGUN Advisory Agreement shall be non-exclusive and shall  have a term of a minimum of 12 months.  JGUN has a first right of refusal for 18 months after the closing of the Private Placement to co-lead manage capital raises of the Company of $25,000,000 and below with at least a “Tier III Investment Bank” as co-manager and shall be entitled to a minimum of 2% cash compensation on gross proceeds thereof.  JGUN’s compensation for corporate finance and combination transactions shall be determined on a case-by-case basis by mutual agreement of the RedRoller and JGUN.  In addition, JGUN has the right under the JGUN LOI to appoint a non-voting observer to the Company’s board of directors.

Split-Off Agreement

Prior to the closing of the Merger, Parent transferred all of its operating assets and liabilities to its wholly-owned subsidiary, AWS, pursuant to the Assignment and Assumption Agreement.   Contemporaneously with the closing of the Merger, Parent effectuated the Split-Off with Buyer, pursuant to the Split-Off Agreement.

DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

We have authorized 225,000,000 shares of capital stock of which 200,000,000 are shares of common stock, par value $0.001 per share, and 25,000,000 are shares of “blank-check” preferred stock, par value $0.001 per share.

Capital Stock Issued and Outstanding

After giving effect to the issuance of 1,764,706 Units pursuant to the Private Placement, the Split-Off, the grant of stock options under the 2007 Plan, and the Warrants issued in connection with the Private Placement and the Merger, there are issued and outstanding securities of Parent on a fully diluted basis as follows:

•	24,842,041 shares of common stock;

•	No shares of preferred stock;

•
Stock options to purchase an aggregate of 2,783,807 shares of common stock issued under the 2007 Plan in connection with the Merger at exercise prices ranging from $0.23 to $0.76 per share;

•	Stock options to purchase an aggregate of 5,216,121 shares of common stock issued outside of the 2007 Plan in connection with the Merger at exercise prices ranging from $0.23 to $0.76 per share; and

•
Warrants to purchase 1,764,706 shares of Parent Common Stock, of which (i) warrants to purchase 1,764,706 shares of Parent Common Stock were issued to investors in the Private Placement at an exercise price of $1.28 per share (ii) warrants to purchase 504,735 shares of Parent Common Stock were issued to the holders of the Bridge Notes, and (iii) warrants to purchase 352,941 shares of Parent Common Stock were issued to JGUN as part of the Placement Agent Fee at an exercise price of $1.28 per share.

Common Stock

The holders of Parent Common Stock are entitled to one vote per share. Our Certificate of Incorporation does not provide for cumulative voting. The holders of Parent Common Stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

Preferred Stock

Our board of directors is authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Stock Options

In connection with the Merger, we issued (i) stock options to purchase an aggregate of 2,783,807 shares of Parent Common Stock, with exercise prices ranging from $0.23 to $0.76 per share, pursuant to the 2007 Plan, and (ii) stock options to purchase an aggregate of 5,216,121 shares of Parent Common Stock, with exercise prices ranging from $0.23 to $0.76 per share, outside of the 2007 Plan.

Warrants

We issued Warrants to purchase an aggregate of 1,764,706 shares of Parent Common Stock to investors purchasing Units pursuant to the Private Placement. Each Warrant entitles the holder to purchase, subject to our right of redemption as described below, shares of our common stock at an exercise price of $1.28 per share, and will expire five years from the date of issuance. Prior to exercise, the Warrants do not confer upon holders any voting or any other rights as a stockholder.

The Warrants contain provisions that protect the holders against dilution by adjustment of the purchase price in certain events such as stock dividends, stock splits and other similar events.

In addition, in connection with the Merger, we issued warrants to purchase 352,941 shares of Parent Common Stock to JGUN as part of the Placement Agent Fee at an exercise price of $1.28 per share and warrants to purchase 504,735 shares of Parent Common Stock to the holders of the Bridge Notes.

Dividend Policy

We have not previously paid any cash dividends on our common stock and do not anticipate paying dividends on our common stock in the foreseeable future. We currently intend to utilize all available funds to develop our business. We can give no assurances that we will ever have excess funds available to pay dividends.

Registration Rights

We agreed to file with the SEC within 60 days of the closing of the Merger, a registration statement (the “Registration Statement”) registering for resale (i) the shares of Parent Common Stock included in the Units sold in the Private Placement and (ii) the shares of Parent Common Stock issuable upon the exercise of the Warrants and the warrant issued to JGUN as part of the Placement Agent Fee. We have agreed to use our commercially reasonable best efforts to have such “resale” Registration Statement declared effective by the SEC as soon as possible and, in any event, within 180 days after the closing of the Merger (210 days in the event of SEC review of the registration statement).

In addition, we have agreed to maintain the effectiveness of the Registration Statement from the effective date until the earlier of (i) 24 months from the effective date of the Registration Statement or (ii) the date on which all securities registered under the registration statement (a) have been sold, or (b) are otherwise able to be sold pursuant to Rule 144, at which time exempt sales may be permitted for purchasers of the Units, subject to our right to suspend or defer the use of the registration statement in certain events.

If the registration statement is not filed within 60 days after the closing of the Merger, then we are obligated to issue to each purchaser of Units in the Private Placement that number of shares of our common stock equal to 1% of the number of shares purchased in the Private Placement up to a maximum of 10% of the aggregate purchase price of the Units, for each 30 day period we are late in filing the Registration Statement or the Registration Statement is late in being declared effective.

The foregoing description of the registration rights is qualified in its entirety by reference to the Subscription Agreement and Registration Rights Agreement filed herewith as Exhibit 10.1 and Exhibit 10.5, respectively.

Lock-up Agreements

All shares of our common stock held by officers and directors of the Company (together with the shares held by their respective affiliates), are subject to lock-up agreements. These lock-up agreements provide that such stockholders may not sell or transfer any of their shares for a period of 180 days following the closing of the Private Placement without the consent of the holders of a majority of the shares purchased in the Private Placement.

Anti-Takeover Effect of Delaware Law

We are subject to the provisions of Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of the voting stock of the Delaware corporation.

Trading Information

Our common stock is currently approved for quotation on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. under the symbol RROL, but is not currently trading. Assuming we satisfy all necessary initial listing requirements at some future date, we intend to apply to have our common stock listed for trading on a national exchange such as the American Stock Exchange or The Nasdaq Stock Market, although we cannot be certain that any of these applications will be approved.

Transfer Agent

The transfer agent for our common stock is Empire Stock Transfer. We will serve as warrant agent for the outstanding Warrants.

 Item 3.02  Unregistered Sales of Equity Securities.

Sales by RedRoller

Common Stock

RedRoller was originally formed as nFront.  In connection with the formation of nFront, the entity was capitalized with $250,000 of subscriptions from its members.  In connection with the reincorporation of nFront as RedRoller, the members of nFront exchanged their membership interests in nFront for 4,995,334 shares of RedRoller Common Stock.

On October 1, 2005, Redroller received gross proceeds of $100,000 in connection with the sale of 50,000 shares of RedRoller Common Stock to Mark Taylor, RedRoller Holdings, Inc.’s Chief Logistics Officer, and 50,000 shares of RedRoller Common Stock to Robert J. Crowell, RedRoller Holdings, Inc.’s Chairman of the Board.

On October 1, 2005, RedRoller issued 50,000 shares of RedRoller Common Stock to Mr. Crowell for services rendered to RedRoller, 33,000 shares of RedRoller Common Stock to a consultant of RedRoller for services rendered to RedRoller, and 25,000 shares of RedRoller Common Stock to an employee of RedRoller for services rendered to RedRoller.

In connection with the TSE Merger, in December 2005 RedRoller issued Mr. Taylor 1,664,074 shares of RedRoller Common Stock.

In November 2006, RedRoller issued 25,396 shares of RedRoller Common Stock to various consultants of RedRoller for services rendered to RedRoller.

Preferred Stock

During the period of December 2005 through June 2006, RedRoller issued 2,684,563 shares of Series A Preferred Stock to various investors at a price of $1.49 per share for net proceeds of $3,970,893.

During the period of October 2006 through February 2007, RedRoller issued 1,000,000 shares of Series B(1) Preferred Stock to various investors at a price of $2.20 per share for net proceeds of $2,170,713.

Convertible Notes

In November 2005, RedRoller issued promissory notes in the aggregate principal amount of $1,044,989 to various investors, which such notes were convertible into shares of Series A Preferred Stock at a price of $1.15 per share and bore interest at 10% per annum.  The aggregate principal amount of these notes, along with all accrued interest thereon, was converted into 923,221 shares of Series A Preferred Stock in December 2005.

In June 2007, RedRoller issued promissory notes in the aggregate principal amount of $500,000 to various holders of RedRoller capital stock, which such notes were convertible into shares of Series B(2) Preferred Stock at a price of $0.15 per share and bore interest at 7% per annum (which such accrued interest was also convertible into shares of Series B(2) Preferred Stock).  Prior to the Merger, all holders of such notes agreed to convert the aggregate principal amount of such notes and all accrued interest thereon into shares of RedRoller Common Stock at a price of $0.15 per share.  As of the date of this Current Report, no such notes remain outstanding.

In July and August 2007, RedRoller issued Bridge Notes to various investors in the aggregate face amount of $1,250,000, which such Bridge Notes were scheduled to mature on December 31, 2007 and bore interest at a rate of 0.83% per month (or 10% per annum).  In connection with the Merger, the aggregate principal amount of the Bridge Notes and all accrued interest thereon converted into shares of Parent Common Stock at the rate of approximately $.6375 per share of Parent Common Stock which reflects a discount of 25% to the price at which shares of Parent Common Stock were sold in connection with the Private Placement.  A total of 2,018,944 shares of Parent Common Stock were issued to the holders of the Bridge Notes in connection with the Merger.

Sales by Parent

As of November 13, 2007, we accepted subscriptions for a total of 1,764,706 Units in connection with the Private Placement at a purchase price of $3.40 per Unit, such Units consisting of an aggregate of 7,058,824 shares of Parent Common Stock and five-year warrants to purchase an aggregate of1,764,706 shares of Parent Common Stock at an exercise price of $1.28 per share. We received gross proceeds of $6,000,000.40 from the closing of the Private Placement.

The Private Placement was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act. The securities sold in the Private Placement were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

Net proceeds received from the Private Placement are expected to be used for professional fees, including costs and expenses incurred in connection with the Private Placement, sales and marketing, product development, as well as for general working capital purposes and other general corporate purposes.

We agreed to pay JGUN $15,000 in cash for facilitating the Private Placement and to reimburse JGUN for all customary and reasonable out of pocket expenses incurred by it in connection with its engagement, including, but not limited to, the reasonable expenses of counsel, up to $30,000.  In addition, we agreed to pay JGUN the Placement Agent Fee.

Item 4.01    Changes in Registrant’s Certifying Accountant

Effective as of November 13, 2007 we dismissed Fazzari + Partners LLP (“Fazzari”) as our independent accountants. Fazzari had previously been engaged as the principal accountant to audit our financial statements. The reason for the dismissal of Fazzari is that, following the consummation of the Merger on November 13, 2007, (i) the former stockholders of RedRoller owned a significant amount of the outstanding shares of Parent Common Stock and (ii) our primary business became the business previously conducted by RedRoller. The independent registered public accountant of RedRoller was the firm of Marcum & Kliegman LLP (“M&K”). We believe that it is in our best interest to have M&K continue to work with our business, and we therefore retained M&K as our new independent registered accounting firm, effective as of November 13, 2007. M&K is located at 655 Third Avenue, New York, NY, 10017.

The report of Fazzari on our financial statements for the fiscal year ended February 28, 2007 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that the report was qualified as to our ability to continue as a going concern without additional funding.

During the Company’s most recent fiscal year, there were no disagreements with Fazzari on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Fazzari, would have caused it to make reference to the matter in connection with its reports.

We have made the contents of this Current Report available to Fazzari and requested it to furnish us a letter addressed to the SEC as to whether Fazzari agrees or disagrees with, or wishes to clarify our expression of, our views, or containing any additional information. A copy of Fazzari’s letter to the SEC will be filed as an amendment to this Current Report.

Item 5.01 Changes in Control of Registrant

Reference is made to the disclosure set forth under Item 2.01 of this Current Report, which disclosure is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of CertainOfficers;Compensatory Arrangements of Certain Officers

Parent’s sole officer and director resigned as of November 13, 2007, effective upon the closing of the Merger. Pursuant to the terms of the Merger Agreement, our new directors and officers are as set forth therein. Reference is made to the disclosure set forth under Item 2.01 of this Current Report, which disclosure is incorporated herein by reference.

Item 5.06 Change in Shell Company Status

As a result of the consummation of the Merger described in Item 2.01 of this Current Report, we believe that we are no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired. In accordance with Item 9.01(a), (i) RedRoller’s audited financial statements for the fiscal years ended December 31, 2005 and 2006, and (ii) RedRoller’s unaudited financial statements for the six-month interim periods ended June 30, 2007 and 2006 are filed in this Current Report as Exhibit 99.1.

(b) Pro Forma Financial Information. In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report as Exhibit 99.2.

(c) Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this Current Report:

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated October 22, 2007, by and between RedRoller Corp. (f/k/a Aslahan Enterprises Ltd.) and RedRoller Holdings Inc. (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed October 29, 2007).

2.2	Agreement and Plan of Merger and Reorganization, dated as of November 13, 2007, among RedRoller Holdings, Inc. (f/k/a Aslahan Enterprises Ltd.), RedRoller, Inc. and RedRoller Acquisition Corp.

3.1	Certificate of Amendment to Articles of Incorporation of Aslahan Enterprises Ltd. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed October 29, 2007).

3.2
Certificate of Incorporation of RedRoller Holdings, Inc. (f/k/a Aslahan Enterprises Ltd.) (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed October 29, 2007).

3.3
Certificate of Amendment to Certificate of Incorporation of RedRoller Holdings, Inc. (f/k/a Aslahan Enterprises Ltd.) (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed November 7, 2007).

3.4	By-laws of RedRoller Holdings, Inc. (f/k/a Aslahan Enterprises Ltd.) (incorporated herein by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed October 29, 2007)

10.1
Form of Retail Investor Subscription Agreement, dated as of November 13, 2007, by and between RedRoller Holdings, Inc. (f/k/a Aslahan Enterprises Ltd.) and each of the investors in the Private Placement.

10.2	Form of Warrant of RedRoller Holdings, Inc. (f/k/a Aslahan Enterprises Ltd.), dated as of November 13, 2007, issued to investors in the Private Placement and to Joseph Gunnar & Co., LLC..

10.3
Form of Lock-Up Agreement, dated as of November 13, 2007, executed by each of the officers and directors of RedRoller Holdings, Inc. (f/k/a Aslahan Enterprises Ltd.) in favor of the investors in the Private Placement.

10.4	Split-Off Agreement, dated as of November 13, 2007, by and among RedRoller Holdings, Inc. (f/k/a Aslahan Enterprises Ltd.), Tina Sangha, Aslahan Web Services, Inc. and RedRoller, Inc.

10.5
Registration Rights Agreement, dated as of November 13, 2007, by and between RedRoller Holdings, Inc. (f/k/a Aslahan Enterprises Ltd.), the investors in the Private Placement and Joseph Gunnar & Co., LLC.

10.6
Form of Director and Executive Officer Indemnification Agreement, dated as of November 13, 2007, by and between RedRoller Holdings, Inc. (f/k/a Aslahan Enterprises Ltd.) and each of the officers and directors of RedRoller Holdings, Inc. (f/k/a Aslahan Enterprises Ltd.).

10.7	Employment Agreement effective as of July 11, 2007 by and between William Van Wyck and RedRoller, Inc.

10.8	Employment Agreement effective as of July 11, 2007 by and between Robert J. Crowell and RedRoller, Inc.

10.9	Employment Agreement effective as of August 1, 2007 by and between C. Andrew Brooks and RedRoller, Inc.

10.10	Employment Agreement effective as of July 11, 2007 by and between Jason T. Ordway and RedRoller, Inc.

10.11	Employment Agreement effective as of August 29, 2007 by and between Richard Turcott and RedRoller, Inc.

10.12	Employment Agreement effective as of December 31, 2005 by and between Mark A. Taylor and RedRoller, Inc.

10.13
2007 Stock Option and Stock Incentive Plan of RedRoller Holdings, Inc. (f/k/a Aslahan Enterprises Ltd.) (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed October 29, 2007).

10.14	Placement Agent Agreement by and between RedRoller Holdings, Inc. (f/k/a Aslahan Enterprises Ltd.), RedRoller, Inc. and Joseph Gunnar & Co., LLC, dated as of October 17, 2007.

10.15	Letter of Intent, dated as of July 30, 2007, by and between Joseph Gunnar & Co., LLC and RedRoller, Inc.

10.16	Resignation letter from Tina Sangha, dated November 13, 2007.

10.17
Form of Institutional Investor Subscription Agreement, dated as of November 13, 2007, by and between RedRoller Holdings, Inc. (f/k/a Aslahan Enterprises Ltd.) and each of the investors in the Private Placement.

14	Code of Ethics of RedRoller Holdings, Inc.

21	List of Subsidiaries.

99.1	RedRoller, Inc. consolidated financial statements for the years ended December 31, 2006 and 2005 and the six months ended June 30, 2007 and 2006.

99.2	RedRoller, Inc. unaudited pro-forma condensed combined financial statements at June 30, 2007 and for the six months ended June 30, 2007 and the year ended December 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:     November 13, 2007

RedRoller Holdings, Inc.

By:	/s/ William Van Wyck
William Van Wyck
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated October 22, 2007, by and between RedRoller Corp. (f/k/a Aslahan Enterprises Ltd.) and RedRoller Holdings Inc. (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed October 29, 2007).

2.2	Agreement and Plan of Merger and Reorganization, dated as of November 13, 2007, among RedRoller Holdings, Inc. (f/k/a Aslahan Enterprises Ltd.), RedRoller, Inc. and RedRoller Acquisition Corp.

3.1	Certificate of Amendment to Articles of Incorporation of Aslahan Enterprises Ltd. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed October 29, 2007).

3.2
Certificate of Incorporation of RedRoller Holdings, Inc. (f/k/a Aslahan Enterprises Ltd.) (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed October 29, 2007).

3.3
Certificate of Amendment to Certificate of Incorporation of RedRoller Holdings, Inc. (f/k/a Aslahan Enterprises Ltd.) (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed November 7, 2007).

3.4	By-laws of RedRoller Holdings, Inc. (f/k/a Aslahan Enterprises Ltd.) (incorporated herein by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed October 29, 2007)

10.1
Form of Retail Investor Subscription Agreement, dated as of November 13, 2007, by and between RedRoller Holdings, Inc. (f/k/a Aslahan Enterprises Ltd.) and each of the investors in the Private Placement.

10.2	Form of Warrant of RedRoller Holdings, Inc. (f/k/a Aslahan Enterprises Ltd.), dated as of November 13, 2007, issued to investors in the Private Placement and to Joseph Gunnar & Co., LLC.

10.3
Form of Lock-Up Agreement, dated as of November 13, 2007, executed by each of the officers and directors of RedRoller Holdings, Inc. (f/k/a Aslahan Enterprises Ltd.) in favor of the investors in the Private Placement.

10.4	Split-Off Agreement, dated as of November 13, 2007, by and among RedRoller Holdings, Inc. (f/k/a Aslahan Enterprises Ltd.), Tina Sangha, Aslahan Web Services, Inc. and RedRoller, Inc.

10.5
Registration Rights Agreement, dated as of November 13, 2007, by and between RedRoller Holdings, Inc. (f/k/a Aslahan Enterprises Ltd.) and the investors in the Private Placement and Joseph Gunnar & Co., LLC.

10.6
Form of Director and Executive Officer Indemnification Agreement, dated as of November 13, 2007, by and between RedRoller Holdings, Inc. (f/k/a Aslahan Enterprises Ltd.) and each of the officers and directors of RedRoller Holdings, Inc. (f/k/a Aslahan Enterprises Ltd.).

10.7	Employment Agreement effective as of July 11, 2007 by and between William Van Wyck and RedRoller, Inc.

10.8	Employment Agreement effective as of July 11, 2007 by and between Robert J. Crowell and RedRoller, Inc.

10.9	Employment Agreement effective as of August 1, 2007 by and between C. Andrew Brooks and RedRoller, Inc.

10.10	Employment Agreement effective as of July 11, 2007 by and between Jason T. Ordway and RedRoller, Inc.

10.11	Employment Agreement effective as of August 29, 2007 by and between Richard Turcott and RedRoller, Inc.

10.12	Employment Agreement effective as of December 31, 2005 by and between Mark A. Taylor and RedRoller, Inc.

10.13
2007 Stock Option and Stock Incentive Plan of RedRoller Holdings, Inc. (f/k/a Aslahan Enterprises Ltd.) (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed October 29, 2007).

10.14	Placement Agent Agreement by and between RedRoller Holdings, Inc. (f/k/a Aslahan Enterprises Ltd.), RedRoller, Inc. and Joseph Gunnar & Co., LLC, dated as of October 17, 2007.

10.15	Letter of Intent, dated as of July 30, 2007, by and between Joseph Gunnar & Co., LLC and RedRoller, Inc.

10.16	Resignation letter from Tina Sangha, dated November 13, 2007.

10.17
Form of Institutional Investor Subscription Agreement, dated as of November 13, 2007, by and between RedRoller Holdings, Inc. (f/k/a Aslahan Enterprises Ltd.) and each of the investors in the Private Placement.

14	Code of Ethics of RedRoller Holdings, Inc.

21	List of Subsidiaries.

99.1	RedRoller, Inc. consolidated financial statements for the years ended December 31, 2006 and 2005 and the six months ended June 30, 2007 and 2006.

99.2	RedRoller, Inc. unaudited pro-forma condensed combined financial statements at June 30, 2007 and for the six months ended June 30, 2007 and the year ended December 31, 2006.